           As filed with the Securities and Exchange Commission on July 31, 2001
                        Investment Company Act of 1940 Registration No. 811-3605

                 ------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                            Amendment No. 49    [X]
                       (Check appropriate box or boxes)

                 ------------------------------------------

                         NORTHERN INSTITUTIONAL FUNDS
              (Exact name of registrant as specified in charter)

                            50 South LaSalle Street
                            Chicago, Illinois 60675
                   (Address of principal executive offices)

             (Registrant's Telephone Number, including Area Code)
                                 800-637-1380
                 ------------------------------------------

Jeffrey A. Dalke                                with a copy to:
Drinker Biddle & Reath LLP                      Linda Hoard, Assistant Secretary
One Logan Square                                PFPC Inc.
18/th/ and Cherry Streets                       101 Federal Street, 6/th/ Floor
Philadelphia, Pennsylvania                      Boston, Massachusetts 02110
19103-6996

(name and address of agent for service)

          This Amendment No. 49 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the "1933 Act"), and will be offered and sold solely in private placement transactions in accordance with Regulation D under the 1933 Act, as amended.

Northern Institutional Funds
LIQUID ASSETS PORTFOLIO

Prospectus dated August 1, 2001


An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The Portfolio is a new portfolio and has not commenced operations as of the date of this Prospectus.

     THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

     THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

     THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

     PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE LIQUID ASSETS PORTFOLIO FOR SUCH INVESTOR.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF NORTHERN INSTITUTIONAL FUNDS, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

TABLE OF CONTENTS

                                                                      Page
--------------------------------------------------------------------------
Overview                                                                4

Investment Objective                                                    5

Principal Investment Strategies and Risks                               5

Portfolio Fees and Expenses                                             7

Investment Adviser                                                      8

Advisory Fees                                                           8

Other Portfolio Services                                                8

Purchasing and Selling Shares                                           9

Account Policies and Other Information                                  9

Distributions and Taxes                                                11

Risks, Securities and Techniques                                       12

For More Information                                                   20

OVERVIEW

The information set forth on the following pages describes the Liquid Assets Portfolio (the "Portfolio"), which is offered by Northern Institutional Funds (the "Trust") exclusively to the securities lending customers of The Northern Trust Company and its affiliates. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended, only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 9.

The Northern Trust Company and its affiliates have established a securities lending program for their institutional customers. Each customer that participates in the securities lending program as a lender enters into a securities lending authorization agreement with Northern Trust or an affiliate. Under such agreement, Northern Trust or its affiliate is authorized to invest the cash collateral securing loans of securities of each customer in a variety of investments, including the Liquid Asset Portfolio.

The Portfolio seeks to maintain a stable net asset value of $1.00 per share. Consistent with this policy, the Portfolio:

 .  Limits its dollar-weighted average portfolio maturity to 90 days or less;
 . Buys securities with remaining maturities of 397 days or less (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements); and
 . Invests only in U.S. dollar-denominated securities that represent minimal credit risks.

In addition, the Portfolio limits its investments to "Eligible Securities" as defined by the Securities and Exchange Commission ("SEC"). Eligible Securities include, generally, securities that either (a) have short-term debt ratings at the time of purchase in the two highest rating categories or (b) are issued or guaranteed by, or otherwise allow a Portfolio to demand payment from, an issuer with those ratings. Securities that are unrated (including securities of issuers that have long-term but not short-term ratings) may be deemed to be Eligible Securities if they are determined to be of comparable quality by the Investment Adviser under the direction of the Board of Trustees. Securities that are in the highest short-term rating category (and comparable unrated securities) are called "First Tier Securities."

In addition to the instruments described above and on the pages below, the Portfolio may use various investment techniques in seeking its investment objective. You can learn more about these techniques and related risks by reading "Risks, Securities and Techniques" beginning on page 12 of this Prospectus and in the Statement of Additional Information.

INVESTMENT OBJECTIVE

The Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high-quality money market instruments.


PRINCIPAL INVESTMENT STRATEGIES AND RISKS

Investment Strategies

The Portfolio seeks to achieve its objective by investing in a broad range of government, bank and commercial obligations that are available in the money markets, including:

     . U.S. dollar-denominated obligations of U.S. banks with total assets in excess of $1 billion (including obligations of foreign branches of such banks);

     . U.S. dollar-denominated obligations of foreign commercial banks where such banks have total assets in excess of $5 billion;

     . High-quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers;

     . Corporate bonds, notes, paper and other instruments that are of high quality;

     . Asset-backed securities (such as credit card and automobile receivables);

     . Securities issued or guaranteed as to principal and interest by the U.S. government or by its agencies or instrumentalities and custodial receipts with respect thereto;

     . U.S. dollar-denominated securities issued or guaranteed by one or more foreign governments or political subdivisions, agencies or instrumentalities;

     .  Repurchase agreements relating to the above instruments; and

     . Municipal securities issued or guaranteed by state or local governmental bodies.


Principal Investment Risks

All investments carry some degree of risk that will affect the value of the Portfolio's investments, investment performance, yield and the price of its shares.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The following summarizes the principal risks that may affect the Portfolio.

 .    Stable NAV risk is the risk that the Portfolio will not be able to maintain a net asset value per share of $1.00 at all times.

 .    Interest rate risk is the risk that during periods of rising interest rates, the Portfolio's yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio's yield (and the market value of its securities) will tend to be higher.

 .    Guarantor (or credit enhancement) risk is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution could cause the Portfolio's investments in securities backed by letters of credit or other credit enhancements issued by such bank or institution to decline in value.

 .    Counterparty failure risk is the risk that an issuer of a security, or a bank or other financial institution that has entered into a repurchase agreement, may default on its obligations.

 .    Management risk is the risk that a strategy used by the investment management team may fail to produce the intended results.

 .    Liquidity risk is the risk that the Portfolio will not be able to pay redemption proceeds on the same Business Day that shares are redeemed, because of unusual market conditions, an unusually high volume of redemption requests or other reasons.

 .    Credit (or default) risk is the risk that an issuer of fixed income securities held by the Portfolio might default on its obligation to pay interest and repay principal. Generally, the lower the credit rating of a security, the greater the risk that the issuer of the security will default on its obligation. High-quality securities are generally believed to have relatively low degrees of credit risk.

 .    Prepayment (or call) risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) earlier than expected. This may happen during a period of declining interest rates. Under these circumstances, the Portfolio may be unable to recoup all of its initial investment and will suffer from having to reinvest in lower yielding securities. The loss of higher yielding securities and the reinvestment at lower interest rates can reduce the Portfolio's income.

 .    Debt extension risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will suffer from the inability to invest in higher yielding securities.

 .    Foreign securities risk is the risk that a foreign security, even if it is a U.S. dollar-denominated foreign security, could lose value as a result of political, financial and economic events in foreign countries, less stringent foreign securities regulations and accounting and disclosure standards, or other factors.

More information about the risks of investing in the Portfolio is provided in "Risks, Securities and Techniques" beginning on page 12. You should carefully consider the risks discussed in these sections before investing in the Portfolio.


PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The fees and expenses presented are management fees, distribution (12b-1 fees), other expenses and total estimated operating expenses for the current fiscal year after fee waivers and voluntary expense reimbursements. Fee waivers and voluntary expense reimbursements may be terminated at any time. If this occurs, "Total Annual Portfolio Operating Expenses" may increase without shareholder approval.

Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio assets)
Management Fees/1/...................................   0.00%
     Distribution (12b-1) Fees.......................   None
     Other Expenses/2/...............................   0.10%
     Total Annual Portfolio Operating Expenses/3/....   0.10%

1. As of the date of this Prospectus, the Investment Adviser is voluntarily waiving all "Management Fees" for the Portfolio. In the absence of such fee waiver, estimated "Management Fees" for the current fiscal year would be 0.25%.

2. "Other Expenses" include administration fees and all other ordinary operating expenses of the Portfolio not listed above. The Co-Administrators are entitled to an administration fee from the Portfolio at an annual rate of 0.10% of the Portfolio's average daily net assets. Under the Co-Administration Agreement with the Trust, which may be amended without shareholder approval, the Co-Administrators have agreed to reimburse expenses (including fees payable to the Co-Administrators, but excluding management fees, transfer agency fees and extraordinary expenses, such as interest) which exceed on an annualized basis 0.10% of the Portfolio's average daily net assets. Additionally, as of the date of this Prospectus, The Northern Trust Company is voluntarily waiving its custody and transfer agency fees. As a result of these expense reimbursements and waivers, estimated "Other Expenses" are currently 0.10% of the Portfolio's average daily net assets. In the absence of such waivers and reimbursements, estimated "Other Expenses" for the current fiscal year would be 0.14%.

3. "Total Annual Portfolio Operating Expenses" are based on estimated expenses for the current fiscal year after fee waivers and expense reimbursements. In the absence of such waivers and reimbursements, estimated "Total Annual Portfolio Operating Expenses" for the current fiscal year would be 0.39%.

INVESTMENT ADVISER

Northern Trust Investments, Inc. ("NTI"), a wholly-owned subsidiary of The Northern Trust Company ("TNTC"), serves as Investment Adviser of the Portfolio. TNTC is a wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI and TNTC are located at 50 South LaSalle Street, Chicago, Illinois 60675. Unless otherwise indicated, NTI and TNTC are referred to collectively as "Northern Trust."

NTI is an Illinois state chartered trust company and an investment adviser registered under the Investment Advisers Act of 1940. Formed in 1988, it primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors.

TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, it administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients.

Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors, and as of June 30, 2001, administered in various capacities approximately $1.68 trillion of assets, including approximately $341 billion of assets under management. As of June 30, 2001, Northern Trust Corporation and its subsidiaries had approximately $36.2 billion in assets, $22.8 billion in deposits and employed over 9,600 persons.

Under its Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, is responsible for making investment decisions for the Portfolio and for placing purchase and sale orders for portfolio securities.


ADVISORY FEES

As compensation for its advisory services and its assumption of related expenses, the Investment Adviser is entitled to an advisory fee from the Portfolio, computed daily and payable monthly, at an annual contractual rate of 0.25% (expressed as a percentage of the Portfolio's average daily net assets). As stated under "Portfolio Fees and Expenses," however, the Investment Adviser expects to waive voluntarily its entire advisory fee during the current fiscal year. The Investment Adviser may discontinue or modify its voluntary waiver in the future at its discretion.

OTHER PORTFOLIO SERVICES

TNTC serves as Transfer Agent and Custodian for the Portfolio. The Transfer Agent performs various servicing functions, and any shareholder inquiries may be directed to it. The fees that TNTC receives for its services in those capacities are described in the Statement of Additional Information. NTI and PFPC, Inc. ("PFPC") act as Co-Administrators for the Portfolio. The fees that the Co-Administrators receive for their administrative services are described on page 7 under "Portfolio Fees and Expenses."

TNTC, NTI and other Northern Trust affiliates may provide other services to the Funds, and receive compensation for such services, if consistent with the Investment Company Act of 1940 and the rules, no-action letters and exemptive orders issued by of the SEC thereunder. Unless required, investors in a Fund may or may not receive specific notice of such additional services and fees.


PURCHASING AND SELLING SHARES

Shares of the Portfolio may be purchased and redeemed only by institutional customers of Northern Trust's securities lending program. Northern Trust, in its capacity as lending agent for a customer, will effect all purchases and redemptions on behalf of the customer.

Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended, only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts.

Shares of the Portfolio are sold without a sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee. Except as provided below under "Account Policies and Other Information -- In-Kind Redemptions," redemptions will be paid in cash.

All purchases and redemptions of Portfolio shares are made through your securities lending account at Northern Trust. To purchase or sell shares through your securities lending account at Northern Trust, contact your Northern Trust representative for more information.


ACCOUNT POLICIES AND OTHER INFORMATION

Purchase and Redemption Minimums. There is no minimum for initial or subsequent purchases or redemptions.

Calculating Share Price. The Trust issues shares and redeems shares at net asset value ("NAV"). The NAV for a share of the Portfolio is calculated by dividing the value of net assets of the Portfolio by the number of outstanding shares of the Portfolio. The NAV for the Portfolio is calculated as of 3:30 p.m. Chicago time each Business Day. The NAV used in determining the price of your shares is the one calculated after a purchase or redemption order is accepted as described below.

The Portfolio seeks to maintain an NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate market value.

Timing of Purchase Orders. Purchase orders that are communicated to and accepted by the Transfer Agent by 3:30 p.m. Chicago time on any Business Day will be executed the same day, provided that payment is made in Federal or other immediately available funds prior to 5:00 p.m. Chicago time on that day. Purchase orders received on a non-Business Day or after 3:30 p.m. Chicago time on a Business Day will be executed on the next Business Day, provided that payment is made as noted above.

In certain circumstances, the Trust may advance the time by which purchase orders must be received. See "Early Closings" on page 11.

Miscellaneous Purchase Information.

 .    Shares of the Portfolio begin earning dividends on the Business Day the purchase order is executed, provided that payment in immediately available funds is received by the Transfer Agent by the time designated above.

 .    The Trust reserves the right to reject any purchase order. The Trust also reserves the right to change or discontinue any of its purchase procedures.

Timing of Redemption Orders. Redemption orders received by 3:30 p.m. Chicago time on any Business Day will be effected on that day. Redemption orders received on a non-Business Day or after 3:30 p.m. Chicago time on a Business Day will be effected on the next Business Day. Proceeds for a redemption order will normally be paid within two business days after the order is effected.

In certain circumstances, the Trust may advance the time by which redemption orders must be received. See "Early Closings" on page 11.

In-Kind Redemptions. Redemptions will be paid in cash unless the Trust determines that payment in cash could adversely affect the Portfolio, in which cash redemptions may be paid in the form of securities held by the Portfolio. See the Statement of Additional Information for further information about the terms of these redemptions.

Miscellaneous Redemption Information.

 . The Trust reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Portfolio.

 . Dividends on shares are earned through and including the day prior to the day on which they are redeemed.

 . The Trust reserves the right to redeem shares held by any shareholder who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders.

 . The Trust may require any information reasonably necessary to ensure that a redemption request has been duly authorized.

 . The Trust reserves the right to change or discontinue any of its redemption procedures.

Business Day. A "Business Day" is each Monday through Friday when the Transfer Agent or the New York Stock Exchange (the "Exchange") is open for business. In 2001 and 2002, these holidays are: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Early Closings. The Portfolio reserves the right to cease, or to advance the time for, accepting purchase or redemption orders for same Business Day credit when the Transfer Agent or the Exchange closes early as a result of unusual weather or other conditions. It also reserves this right when The Bond Market Association recommends that securities markets close or close early.

Shareholder Communications. Shareholders of record will be provided each year with a semiannual report showing portfolio investments and other information as of May 31 and, after the close of the Portfolio's fiscal year on November 30, with an annual report containing audited financial statements. If you have consented to the delivery of a single copy of the shareholder reports, prospectuses or proxy or information statements to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by calling 800/621-1911, Extension 08905 or by writing to The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675, Attention: Securities Lending (Liquid Assets Portfolio).


DISTRIBUTIONS AND TAXES

Distributions

Dividends from net income are declared daily and paid monthly by the Portfolio to its shareholders. Net income includes the interest accrued on the Portfolio's assets less estimated expenses. The Portfolio's net realized short-term capital gains, if any, are distributed at least annually. The Portfolio does not expect to realize net long-term capital gains.

Dividends are paid in cash monthly.

Taxes

The Portfolio intends to qualify as a regulated investment company for Federal tax purposes, and to distribute substantially all of its net income to shareholders each year. Dividends derived from interest income and short-term capital gains will be taxable as ordinary income, and distributions, if any, derived from net long-term capital gains will generally be taxable as long-term capital gains, unless you have a tax-advantaged account. This is true whether dividends and distributions are received in cash or reinvested in Portfolio shares.

Except as stated below, you may be subject to state and local taxes on Portfolio distributions and redemptions. State income taxes may not apply, however, to the portions of the Portfolio's distributions, if any, that are attributable to interest on certain types of Federal securities or interest on securities issued by the particular state or municipalities within the state.

Dividends and distributions from the Portfolio will generally be reportable by you in the tax year in which they are paid with one exception. Dividends and distributions declared by the Portfolio in October, November or December and paid in January are taxed as though they were paid by December 31.

Every year, the Trust will send you information detailing the amount of ordinary income and capital gains distributed to your account for the previous year.

Your investment in the Portfolio could have additional tax consequences. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States Federal income tax treatment. You should consult your tax professional for information regarding all the tax consequences applicable to your investments in the Portfolio. More information is provided in the Statement of Additional Information. This short summary is not intended as a substitute for careful tax planning.

Dividends paid by the Portfolio may be taxable under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations which, if realized directly, would be exempt from such income taxes.


RISKS, SECURITIES AND TECHNIQUES

This section takes a closer look at some of the types of securities in which the Portfolio may invest and their related risks. It also explores the various investment techniques that the investment management team may, but is not required to, use. The Portfolio may invest in other securities and is subject to further restrictions and risks that are described in the Statement of Additional Information. The investment objective of the Portfolio may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Portfolio having an investment objective different from the objective which the shareholder considered appropriate at the time of investment in the Portfolio.

Asset-Backed Securities. Asset-backed securities are sponsored by entities such as government agencies, banks, financial companies and commercial or industrial companies. Asset-backed securities represent participations in, or are secured by and payable from, pools of assets such as mortgages, motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements, municipal securities and other financial assets. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pooled insurance policy issued by a financial institution, or other credit enhancements.

     Investment strategy. The Portfolio may purchase various types of asset-backed securities that are "Eligible Securities" as defined by the SEC.

     Special risks. In addition to credit and market risk, asset-backed securities usually involve prepayment risk because the underlying assets (loans) may usually be prepaid at any time. The value of these securities may also change because of actual or perceived changes in the creditworthiness of the originator, the servicing agent, the financial institution providing the credit support, or the counterparty. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline. However, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities. In addition, non-mortgage asset-backed securities may involve certain risks not presented by mortgage-backed securities. Primarily, these securities may not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and Federal consumer credit laws. Automobile receivables are subject to the risk that the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing the receivables.

Borrowings and Reverse Repurchase Agreements. The Portfolio may borrow money from banks and may enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of money market securities held by the Portfolio subject to the Portfolio's agreement to repurchase them at a mutually agreed upon date and price (including interest).

     Investment strategy. The Portfolio may borrow and enter into reverse repurchase agreements in amounts not exceeding one-third of its total assets. The Portfolio may also borrow up to an additional 5% of its total assets for temporary purposes. The Portfolio may enter into reverse repurchase agreements when the investment management team expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense.

     Special risks. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by the Portfolio decline in value while these transactions are outstanding, the net asset value of the Portfolio's outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that the interest income earned by the Portfolio

     (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by the Portfolio will decline below the price the Portfolio is obligated to pay to repurchase the securities, and that the securities may not be returned to the Portfolio.

Custodial Receipts for Treasury Securities. Custodial receipts are participations in trusts that hold U.S. Treasury securities and are sold under names such as TIGRs and CATS. Like other stripped obligations, they entitle the holder to future interest or principal payments on the U.S. Treasury securities.

     Investment strategy.  The Portfolio may purchase custodial receipts.

     Special risks. Like other stripped obligations, custodial receipts may be subject to greater price volatility than ordinary debt obligations because of the way in which their principal and interest are returned to investors.

Derivatives. The Portfolio may purchase certain "derivative" instruments. A derivative is a financial instrument whose value is derived from, or based upon, the performance of underlying assets, interest rates, or indices. Derivatives include structured debt obligations such as collateralized mortgage obligations and other types of asset-backed securities, "stripped" securities and various floating rate instruments.

     Investment strategy. The Portfolio will invest in derivatives only if the potential risks and rewards are consistent with the Portfolio's objective, strategies and overall risk profile.

     Special risks. Engaging in derivative transactions involves special risks, including (a) market risk that the Portfolio's derivatives position will lose value; (b) credit risk that the counterparty to the transaction will default; (c) leveraging risk that the value of the derivative instrument will decline more than the value of the assets on which it is based; (d) illiquidity risk that the Portfolio will be unable to sell its position because of lack of market depth or disruption; (e) pricing risk that the value of a derivative instrument will be difficult to determine; and (f) operations risk that loss will occur as a result of inadequate systems or human error. Many types of derivatives have been recently developed and have not been tested over complete market cycles. For these reasons, the Portfolio may suffer a loss whether or not the analysis of the investment management team is accurate.

Diversification. Diversifying its holdings can help the Portfolio reduce the risks of investing. In accordance with current SEC regulations, the Portfolio will not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer. However, the Portfolio may invest up to 25% of the value of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies. In addition, securities subject to certain unconditional guarantees and securities that are not "First Tier

Securities" as defined by the SEC are subject to different diversification requirements as described in the Statement of Additional Information.

Downgraded Securities. After its purchase, a Portfolio security may be assigned a lower rating or cease to be rated. If this occurs, the Portfolio may continue to hold the security if the Investment Adviser believes it is in the best interest of the Portfolio and its shareholders.

Foreign Securities. The Portfolio may invest in U.S. dollar-denominated commercial paper and other obligations of foreign issuers, including foreign governments, or any of their political subdivisions, agencies or instrumentalities, foreign commercial banks, foreign branches of U.S. banks and foreign corporations. Foreign government obligations may include debt obligations of supranational entities, including international organizations (such as the European Coal and Steel Community and the International Bank for Reconstruction and Development (also known as the World Bank)) and international banking institutions and related government agencies.

     Investment strategy. Investments by the Portfolio in foreign issuer obligations will not exceed 50% of the Portfolio's total assets measured at the time of purchase.

     Special risks. Foreign securities involve special risks and costs. Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in the securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt.

     Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also involve risks associated with less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, possible seizure or nationalization of foreign holdings or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements, and to different accounting, auditing and recordkeeping requirements, and to volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities.

Illiquid or Restricted Securities. Illiquid securities include repurchase agreements and time deposits with notice/termination dates of more than seven days, certain variable amount master demand notes that cannot be called within seven days, certain insurance funding agreements (see below), and other securities that are traded in the U.S. but are subject to trading restrictions because they are not registered under the Securities Act of 1933, as amended (the "1933 Act").

     Investment strategy. The Portfolio may invest up to 10% of its net assets in securities that are illiquid. A domestically traded security which is not registered under the 1933 Act will not be considered illiquid if the Investment Adviser determines that an adequate trading market exists for that security. If otherwise consistent with its investment objective and policies, the Portfolio may purchase commercial paper issued pursuant to
     Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists.

     Special risks. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Portfolio. The practice of investing in Rule 144A Securities and commercial paper available to qualified institutional buyers could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Insurance Funding Agreements. An insurance funding agreement ("IFA") is an agreement that requires the Portfolio to make cash contributions to a deposit fund of an insurance company's general account. The insurance company then credits interest to the Portfolio for a set time period.

     Investment strategy. The Portfolio may invest in IFAs issued by insurance companies that meet quality and credit standards established by the Investment Adviser.

     Special risks. IFAs are not insured by a government agency -- they are backed only by the insurance company that issues them. As a result, they are subject to default risk. In addition, an active secondary market in IFAs does not currently exist. This means that it may be difficult to sell an IFA at an appropriate price.

Investment Companies. In connection with the management of its daily cash positions, the Portfolio may invest in shares of other money market funds which invest in short-term, high quality debt securities and securities issued by other investment companies consistent with their investment objectives and policies.

     Investment strategy. Investments by the Portfolio in other money market funds will be subject to the limitations of section 12(d)(1)(A) of the Investment Company Act of 1940.

     Special risks. As a shareholder of another investment company, the Portfolio would be subject to the same risks as any other investor in that company. It would also bear a proportionate share of any fees or expenses paid by that company. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

Municipal and Related Instruments. Municipal instruments include debt obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities.

Municipal instruments include both "general" and "revenue" bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. In some cases, revenue bonds are also payable from the proceeds of a special excise or other specific revenue source such as lease payments from the user of a facility being financed. Some municipal instruments, known as private activity bonds, are issued to finance projects for private companies. Private activity bonds are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.

Municipal instruments also include "moral obligation" bonds, municipal leases, certificates of participation and asset-backed securities such as custodial receipts. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or municipality. Municipal leases and participation certificates present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments on an annual basis. Custodial receipts represent interests in municipal instruments held by a trustee.

     Investment strategy. The Portfolio may invest up to 5% of its net assets in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.

     Special risks. Municipal instruments purchased by the Portfolio may be backed by letters of credit, insurance or other forms of credit enhancement issued by foreign (as well as domestic) banks, insurance companies and other financial institutions. If the credit quality of these banks and financial institutions declines, the Portfolio could suffer a loss to the extent that the Portfolio is relying upon this credit support.

Repurchase Agreements. Repurchase agreements involve the purchase of securities by the Portfolio subject to the seller's agreement to repurchase them at a mutually agreed upon date and price.

     Investment strategy. The Portfolio may enter into repurchase agreements with financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Investment Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement will never occur more than one year after the Portfolio acquires the securities.

     Special risks. In the event of a default, the Portfolio will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral are less than the repurchase price and the Portfolio's costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy, the Portfolio could suffer losses if a court determines that the Portfolio's interest in the collateral is not enforceable by the Portfolio.

Stripped Obligations. These securities are issued by the U.S. government (or agency or instrumentality), foreign governments or banks and other financial institutions. They entitle the holder to receive either interest payments or principal payments that have been "stripped" from a debt obligation. These obligations include stripped mortgage-backed securities, which are derivative multi-class mortgage securities.

     Investment strategy.  The Portfolio may purchase stripped securities.

     Special risks. Stripped securities are very sensitive to interest rate changes and to the rate of principal prepayments. A rapid or unexpected change in either interest rates or principal prepayments could depress the price of certain stripped securities held by the Portfolio and adversely affect the Portfolio's investment performance.

United States Government Obligations. These include U.S. Treasury obligations, such as bills, notes and bonds, which generally differ only in terms of their interest rates, maturities and time of issuance. These also include obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities. Securities guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or an agency or instrumentality thereof, and (b) participations in loans made to foreign governments or their agencies that are so guaranteed.

     Investment strategy. To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities.

     Special risks. Not all U.S. government obligations carry the same guarantees. Some, such as those of the Government National Mortgage Association ("Ginnie Mae"), are supported by the full faith and credit of the United States Treasury. Other obligations, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the United States Treasury; and others, such as those issued by the Federal National Mortgage Association ("Fannie Mae"), are supported by the discretionary authority of the U.S. government to purchase the agency's obligations. Still others are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to its agencies or instrumentalities if it is not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

Variable and Floating Rate Instruments. Variable and floating rate instruments have interest rates that are periodically adjusted either at set intervals or that float at a margin above a generally recognized index rate. These instruments include long-term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.

     Investment strategy. The Portfolio may invest in rated and unrated variable and floating rate instruments to the extent consistent with its investment objective. Unrated instruments may be purchased by the Portfolio if they are determined by the Investment Adviser to be of comparable quality to rated instruments eligible for purchase by the Portfolio. The Portfolio may invest in variable amount master demand notes.

     Special risks. Variable and floating rate instruments are subject to the same risks as fixed income investments, particularly interest rate and credit risk. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments.

When-Issued Securities, Delayed Delivery Transactions and Forward Commitments. A purchase of "when-issued" securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

     Investment strategy. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Portfolio would generally purchase securities in these transactions with the intention of acquiring the securities, the Portfolio may dispose of such securities prior to settlement if the investment management team deems it appropriate to do so.

     Special risks. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the securities may decrease in value by the time they are actually issued or delivered. Conversely, selling securities in these transactions involves the risk that the value of the securities may increase before the time they are actually issued or delivered. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.

FOR MORE INFORMATION

Annual/Semiannual Report

Additional information about the Portfolio's investments will be available in the Portfolio's annual and semiannual reports to shareholders.

Statement of Additional Information

Additional information about the Portfolio and its policies is also available in the Portfolio's Statement of Additional Information ("SAI"). The SAI is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Portfolio's annual and semiannual reports and the SAI are available free upon request by calling 800/621-1911.

To obtain other information and for shareholder inquiries:
By telephone -   Call 800/621-1911, Extension 08905
By mail -        The Northern Trust Company
                 50 South LaSalle Street
                 Chicago, IL 60675
                 Attention: Securities Lending (Liquid Assets Portfolio)

You may review and obtain copies of Trust documents by visiting the SEC's Public Reference Room in Washington, D.C. You may also obtain copies of Trust documents by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, D.C. 20549-0102 or by electronic request at publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 942-8090.

                                   811-3605

                                    PART B

                      STATEMENT OF ADDITIONAL INFORMATION

                         NORTHERN INSTITUTIONAL FUNDS

                            LIQUID ASSETS PORTFOLIO

        This Statement of Additional Information dated August 1, 2001 (the "Additional Statement") is not a prospectus. Copies of the prospectus dated August 1, 2001 for the shares of the Liquid Assets Portfolio (the "Portfolio") of Northern Institutional Funds (the "Prospectus") may be obtained without charge by calling (800) 621-1911, Extension 0895 (toll-free). Capitalized terms not otherwise defined have the same meaning as in the Prospectus.

        The Portfolio is a new portfolio and has not commenced operations as of the date of this Additional Statement.

        The shares of the Portfolio which are described in this Additional Statement have not been and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), or the securities laws of any of the states of the United States. The offerings contemplated by this Additional Statement will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

        This Additional Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of units of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in this Additional Statement. Prospective investors should not rely on any information not contained in this Additional Statement.

        This Additional Statement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

        Prospective investors should not construe the contents of this Additional Statement as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio for such investor.

        In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

        These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Northern Institutional Funds, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

                                      INDEX
                                                                               Page
ADDITIONAL INVESTMENT INFORMATION............................................    3
          Classification and History.........................................    3
          Investment Objective, Strategies and Risks.........................    3
          Investment Restrictions............................................   10
ADDITIONAL TRUST INFORMATION.................................................   12
          Trustees and Officers..............................................   12
          Code of Ethics.....................................................   17
          Investment Adviser, Transfer Agent and Custodian...................   17
          Portfolio Transactions.............................................   20
          Co-Administrators and Placement Agent..............................   20
          Counsel and Auditors...............................................   21
          In-Kind Redemptions................................................   21
          Third-Party Fees and Requirements..................................   21
PERFORMANCE INFORMATION......................................................   21
AMORTIZED COST VALUATION.....................................................   22
DESCRIPTION OF SHARES........................................................   23
ADDITIONAL INFORMATION CONCERNING TAXES......................................   27
          General............................................................   27
          Foreign Investors..................................................   27
          Conclusion.........................................................   28
OTHER INFORMATION............................................................   28
APPENDIX A...................................................................  A-1

No person has been authorized to give any information or to make any representations not contained in this Additional Statement or in the Prospectus in connection with the offering of shares made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Placement Agent. The Prospectus does not constitute an offering by the Trust or by the Placement Agent in any jurisdiction in which such offering may not lawfully be made.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

                       ADDITIONAL INVESTMENT INFORMATION

Classification and History

        Northern Institutional Funds (the "Trust") is an open-end, management investment company. The Portfolio is classified as diversified under the Investment Company Act of 1940, as amended (the "1940 Act"). The Portfolio is offered by the Trust exclusively to the securities lending customers of The Northern Trust Company and its affiliates. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended, only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 9 of the Prospectus.

         It is currently expected that substantially all of the Portfolio's outstanding shares will be owned by investment companies and other persons that are securities lending customers of Northern Trust.

        The Portfolio is a series of the Trust, which was formed as a Delaware business trust on July 1, 1997 under an Agreement and Declaration of Trust (the "Trust Agreement"). The Trust is the result of a reorganization of a Massachusetts business trust known as The Benchmark Funds on March 31, 1998. The Trust's name was changed from The Benchmark Funds to the Northern Institutional Funds on July 15, 1998.

Investment Objective, Strategies and Risks

        The following supplements the investment objective, strategies and risks of the Portfolio as set forth in the Prospectus. The investment objective of the Portfolio may be changed without the vote of the majority of the Portfolio's outstanding shares. Except as expressly noted below, the Portfolio's investment policies may be changed without shareholder approval.

Commercial Paper, Bankers' Acceptances, Certificates of Deposit and Time
Deposits

        Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party.

        The Portfolio may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S.dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States.

        The Portfolio may also invest in high quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers rated (at the time of purchase) A-2 or higher by Standard & Poor's Ratings Services ("S&P"), Prime-2 or higher by Moody's Investors Service, Inc. ("Moody's") or F-2 or higher by Fitch Inc. ("Fitch"). The Portfolio may also invest in rated and unrated corporate bonds, notes, paper and other instruments that are of comparable quality to the commercial paper permitted to be purchased by the Portfolio.

Zero Coupon Bonds

        To the extent consistent with its investment objective, the Portfolio may invest in zero coupon bonds. Zero coupon bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified date. The original issue discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interests in such stripped debt obligations or coupons. The market prices of zero coupon bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree of changes in interest rates than interest bearing securities having similar maturities and credit quality.

        Zero coupon bonds involve the additional risk that, unlike securities that periodically pay interest to maturity, the Portfolio will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Portfolio may obtain no return at all on its investment. In addition, even though such securities do not provide for the payment of current interest in cash, the Portfolio is nonetheless required to accrue income on such investment for each taxable year and generally is required to distribute such accrued amounts (net of deductible expenses, if any) to avoid being subject to tax. Because no cash is generally received at the time of the accrual, the Portfolio may be required to liquidate other portfolio securities to obtain sufficient cash to satisfy Federal tax distribution requirements applicable to the Portfolio.

Asset-Backed Securities

        To the extent described in the Prospectus, the Portfolio may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made periodically, thus in effect "passing through" such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely.

        If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Such difficulties are not, however, expected to have a significant effect on the Portfolio since the remaining maturity of any asset-backed security acquired, as calculated under applicable SEC regulations, will be 397 days or less.

        Asset-backed securities may include collateralized mortgage obligations ("CMOs") issued by private companies. CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways. The Portfolio will not purchase "residual" CMO interests, which normally exhibit greater price volatility.

        There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association ("GNMA") include GNMA Mortgage

Pass-Through Certificates (also known as "Ginnie Maes"), which are guaranteed as to the timely payment of principal and interest by GNMA and backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by the Federal National Mortgage Association ("FNMA") include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes"), which are solely the obligations of FNMA and are not backed by or entitled to full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-related securities issued by the FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

        Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

Supranational Bank Obligations

        The Portfolio may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade among nations (e.g., the International Bank for Reconstruction and Development). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

U.S. Government Obligations

        Examples of the types of U.S. Government obligations that may be acquired by the Portfolio include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, FNMA, GNMA, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation ("FHLMC"), Federal Intermediate Credit Banks, and the Maritime Administration.

        Securities guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities are also deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government or any agency or instrumentality thereof, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

        To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. Government or its agencies and instrumentalities.

Not all U.S. Government obligations carry the same credit support. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities if it is not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

Custodial Receipts for Treasury Securities

        The Portfolio may acquire U.S. Government obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. Government obligations for Federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

U.S. Treasury STRIPS

        The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities. The Portfolio may acquire securities registered under the STRIPS program.

Bank and Deposit Notes

        The Portfolio may purchase bank and deposit notes. Bank notes rank junior to deposit liabilities of banks and pari passu with other senior,
                                           ----------
unsecured obligations of the bank. Bank notes are classified as "other borrowings" on a bank's balance sheet, while deposit notes and certificates of deposit are classified as deposits. Bank notes are not insured by the Federal Deposit Insurance Corporation or any other insurer. Deposit notes are insured by the Federal Deposit Insurance Corporation only to the extent of $100,000 per depositor per bank.

Variable and Floating Rate Instruments

        With respect to the variable and floating rate instruments that may be acquired by the Portfolio as described in the Prospectus, the Investment Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is of "high quality," the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. The Portfolio will invest in variable and floating rate instruments only when the Investment Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Investment Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Portfolio. In determining weighted average portfolio maturity, an instrument may, subject to the Securities and Exchange Commission's (the "SEC") regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument. Variable and floating rate instruments eligible for purchase by the Portfolio include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

        Variable and floating rate instruments held by the Portfolio will be subject to the Portfolio's limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days absent a reliable trading market.

Investment Companies

        With respect to the investments of the Portfolio in the securities of other investment companies, such investments will be limited so that, as determined after a purchase is made, (i) not more than 5% of the value of the total assets of the Portfolio will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio.

        The Portfolio may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policies and restrictions as the Portfolio. However, the Portfolio currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Portfolio may adhere to more restrictive limitations with respect to its investments in securities issued by other investment companies if required by the SEC or deemed to be in the best interests of the Trust.

Repurchase Agreements

        The Portfolio may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed upon date and price ("repurchase agreements"). Repurchase agreements are considered loans under the 1940 Act. Securities subject to repurchase agreements are normally held either by the Trust's custodian (or subcustodian, if any), or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller would, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio's interest in the collateral is unenforceable.

Reverse Repurchase Agreements

        The Portfolio may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). The Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, at a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price. The Portfolio will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Portfolio will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act.

Forward Commitments and When-Issued Securities

        The Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment (sometimes called delayed delivery) basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are normally negotiated directly with the other party.

        The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or negotiate a commitment after entering into it. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

        When the Portfolio purchases securities on a when-issued or forward commitment basis, the Portfolio will segregate liquid assets having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments until three days prior to the settlement date, or otherwise cover its position. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases, forward commitments and delayed-delivery transactions. For purposes of determining the Portfolio's average dollar-weighted maturity, the maturity of when-issued or forward commitment securities will be calculated from the commitment date.

Insurance Funding Agreements

        The Portfolio may invest in insurance funding agreements ("IFAs"). An IFA is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for an IFA becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. Generally, IFAs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in IFAs may not exist.

Yields and Ratings

        The yields on certain obligations, including the money market instruments in which the Portfolio invests (such as commercial paper and bank obligations), are dependent on a variety of factors, including general economic conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of S&P, Moody's and Fitch represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this document.
Subject to the limitations stated in the Prospectus, if a security held by the Portfolio undergoes a rating revision, the Portfolio may continue to hold the security if the Investment Adviser determines such retention is warranted.

Municipal Instruments

        Municipal instruments include both "general" and "revenue" obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as lease revenue payments from the user of the facility being financed. Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond is usually directly related to the credit standing of the private user of the facility involved.

        Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond is usually directly related to the credit standing of the private user of the facility involved.

        Within the principal classifications of municipal instruments described above there are a variety of categories, including municipal bonds, municipal notes, municipal leases, asset-backed securities such as custodial receipts and participation certificates. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases and participation certificates are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Participation certificates may represent participation in a lease, an installment purchase contract, or a conditional sales contract. Certain municipal lease obligations (and related participation certificates) may include "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Municipal leases (and participations in such leases) present the risk that a municipality will not appropriate funds for the lease payments. The Investment Adviser, under the supervision of the Trust's Board of Trustees, will determine the credit quality of any unrated municipal leases on an ongoing basis, including an assessment of the likelihood that the leases will not be cancelled.

        The Portfolio may also purchase long-term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at least every thirteen months. Put Bonds with conditional puts (that is, puts which cannot be exercised if the issuer defaults on its payment obligations) will present risks that are different than those of other municipal instruments because of the possibility that the Portfolio might hold long-term Put Bonds on which defaults occur following acquisition by the Portfolio.

        An issuer's obligations under its municipal instruments are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal instruments may be materially adversely affected by litigation or other conditions.

        From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on municipal instruments. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's Federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their Federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards the Federal income tax status of interest on municipal instruments or which proposals, if any, might be enacted.

        The Portfolio may invest up to 5% of its net assets in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.

Illiquid or Restricted Securities

        The Portfolio may invest up to 10% of its net assets in securities that are illiquid. The Portfolio may purchase commercial paper issued pursuant to
Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists. This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Investment Restrictions

        The Portfolio is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Portfolio only by a vote of the holders of a majority of the Portfolio's outstanding shares.

        The Portfolio may not:

         (1) Make loans, except through (a) the purchase of debt obligations in accordance with the Portfolio's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, (c) loans of securities, and (d) loans to affiliates of the Portfolio to the extent permitted by law.

         (2) Purchase or sell real estate or securities issued by real estate investment trusts, but this restriction shall not prevent the Portfolio from investing directly or indirectly in portfolio instruments secured by real estate or interests therein.

         (3) Invest in commodities or commodity contracts, except that the Portfolio may invest in currency and financial instruments and contracts that are commodities or commodity contracts.

         (4) Invest in companies for the purpose of exercising control or management.

         (5) Act as underwriter of securities (except as the Portfolio may be deemed to be an underwriter under the Securities Act of 1933 in connection with the purchase and sale of portfolio instruments in accordance with its investment objective and portfolio management policies).

         (6) Make any investment inconsistent with the Portfolio's classification as a diversified investment company under the 1940 Act.

         (7) Purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of the Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to, and the Portfolio reserves freedom of action, when otherwise consistent with its investment policies, to concentrate its investments in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. Government obligations or such bank obligations. For the purpose of this restriction, state and municipal governments and their agencies and authorities are not deemed to be industries; as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

         (8) Borrow money, except that to the extent permitted by applicable law
         (a) the Portfolio may borrow from banks, other affiliated investment companies and other persons, and may engage in reverse repurchase agreements and other transactions which involve borrowings, in amounts up to 33-1/3% of its total assets (including the amount borrowed) or such percentage permitted by law, (b) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (c) the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, and (d) the Portfolio may purchase securities on margin. If due to market fluctuations or other reasons the Portfolio's borrowings exceed the limitations stated above, the Trust will promptly reduce the borrowings of the Portfolio in accordance with the 1940 Act. In addition, as a matter of fundamental policy, the Portfolio will not issue senior securities to the extent such issuance would violate applicable law.

         (9) Notwithstanding any of the Trust's other fundamental investment restrictions (including, without limitation, those restrictions relating to issuer diversification, industry concentration and control), the Portfolio may (a) purchase securities of other investment companies to the full extent permitted under Section 12 of the 1940 Act (or any successor provision thereto) or under any regulation or order of the Securities and Exchange Commission; and (b) invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policies and fundamental restrictions as the Portfolio.

                               *      *       *

        For the purposes of Restriction Nos. 1 and 8 above, the Portfolio would be required to file an exemptive application with the SEC and receive the SEC's approval of that application prior to entering into lending or borrowing arrangements with affiliates. As of the date of this filing, the Portfolio had not filed such an exemptive application.

        The freedom of action reserved in Restriction No. 7 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of U.S. banks. Obligations of U.S. branches of foreign banks may include certificates of deposit, bank and deposit notes, bankers' acceptances and fixed time deposits. These obligations may be general obligations of the parent bank or may be limited to the issuing branch. Such obligations will meet the criteria for "Eligible Securities" as described in the Prospectus.
Except to the extent otherwise provided in Investment Restriction No. 7, for the purpose of such restriction in determining industry classification the Trust intends to use the industry classification titles in the Bloomberg Industry Group Classifications.

        In applying Restriction No. 7 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

        Any restriction which involves a maximum percentage will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio.

        The Portfolio intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in the securities of any single issuer (excluding cash, cash items, certain repurchase agreements, U.S. Government securities and securities of other investment companies) will be limited to not more than 5% of the value of the Portfolio's total assets at the time of purchase, except that 25% of the value of the total assets of the Portfolio may be invested in the securities of any one issuer for a period of up to three Business Days. A security that has an unconditional guarantee meeting special SEC requirements (a "Guarantee") does not need to satisfy the foregoing issuer diversification requirements that would otherwise apply, but the Guarantee is instead subject to the following diversification requirements: immediately after the acquisition of the security, the Portfolio may not have invested more than 10% of its total assets in securities issued by or subject to Guarantees from the same person, except that the Portfolio may, subject to certain conditions, invest up to 25% of its total assets in securities issued or subject to Guarantees of the same person. This percentage is 100% if the Guarantee is issued by the U.S. Government or an agency thereof. In addition, the Portfolio will limit its investments in securities not subject to a Guarantee that are not rated in the highest short-term rating category as determined by two nationally recognized statistical rating organizations (each an "NRSRO") (or one NRSRO if the security is rated by only one NRSRO) or, if unrated, are not of comparable quality to First Tier Securities ("Second Tier Securities"), to 5% of its total assets, with investments in any one such issuer being limited to no more than 1% of the Portfolio's total assets or $1 million, whichever is greater, measured at the time of purchase.

        In addition to the foregoing, the Portfolio is subject to additional diversification requirements imposed by SEC regulations on the acquisition of securities subject to other types of demand features.


                         ADDITIONAL TRUST INFORMATION

Trustees and Officers

The business and affairs of the Trust and the Portfolio are managed under the direction of the Trust's Board of Trustees. Information pertaining to the Trustees and officers of the Trust is set forth below.

                                  Position(s)        Principal Occupation(s)
Name and Address         Age      with Trust         During the Past 5 Years
----------------         ---      ----------         -----------------------

                                     Position(s)   Principal Occupation(s)
Name and Address              Age    with Trust    During the Past 5 Years
----------------              ---    ----------    -----------------------
Richard G. Cline               66    Trustee       Chairman and President of Hawthorne Investors,
4200 Commerce Court                                Inc. (a management advisory services and private
Suite 300                                          investment company) since January 1996; Chairman
Lisle, IL 60532                                    and Director of Hussman International, Inc. (a
                                                   refrigeration company) from 1998 to June 2000;
                                                   Chairman and CEO of NICOR Inc. (a diversified
                                                   public utility holding company) from 1985 to
                                                   1996, and President from 1992 to 1993; Chairman
                                                   of the Federal Reserve Bank of Chicago from 1992
                                                   to 1995, and Deputy Chairman from 1995 to 1996.
                                                   Director: Whitman Corporation (a diversified
                                                   holding company); Kmart Corporation (a retailing
                                                   company); Ryerson Tull, Inc. (a metals
                                                   distribution company). Trustee: Northern Funds.

Edward J. Condon, Jr.          61    Trustee       Chairman and CEO of The Paradigm Group, Ltd. (a
Sears Tower, Suite 9650                            financial adviser) since July 1993; Member of
233 S. Wacker Drive                                Advisory Board of Real-Time USA, Inc. (a software
Chicago, IL 60606                                  development company); Member of Board of Managers
                                                   of The Liberty Hampshire Company, LLC (a
                                                   receivable securitization company). Director:
                                                   University Eldercare, Inc. (an Alzheimer's
                                                   disease research and treatment company);
                                                   Financial Pacific Company (a small business
                                                   leasing company). Trustee: Dominican University.
                                                   Trustee: Northern Funds.

Wesley M. Dixon, Jr.           73    Trustee       Director of Kinship Capital Corporation (a
400 Skokie Blvd., Suite 300                        financial services company) from 1985 to 1996,
Northbrook, IL 60062                               Vice Chairman and Director of G.D. Searle & Co.
                                                   (manufacture and sale of food products and
                                                   pharmaceuticals) from 1977 to 1985 and President
                                                   of G.D. Searle & Co. prior thereto. Trustee:
                                                   Northern Funds.

William J. Dolan, Jr.          69    Trustee       Partner of Arthur Andersen & Co. S.C. (an
1534 Basswood Circle                               accounting firm) from 1966 to 1989. Financial
Glenview, IL 60025                                 Consultant for Ernst & Young (an accounting firm)
                                                   from 1992 to 1993 and 1997. Trustee: Northern
                                                   Funds.

Raymond E. George, Jr.*        71    Trustee       Senior Vice President and Senior Fiduciary
703 Prospect Avenue                                Officer of The Northern Trust Company from 1990
Winnetka, IL 60093                                 to 1993. Trustee: Northern Funds.

Sandra Polk Guthman            57    Trustee       President and CEO of Polk Bros. Foundation (an
420 N. Wabash Avenue                               Illinois not-for-profit corporation) since
Suite 204                                          August 1993. Director: MB Financial Corporation (a

                                         Position(s)       Principal Occupation(s)
Name and Address                   Age    with Trust       During the Past 5 Years
----------------                   ---    ----------       -----------------------
Chicago, IL 60611                                          municipal bond insurance company).
                                                           Trustee: Northern Funds.

Michael E. Murphy**                 64      Trustee        President of Sara Lee Foundation
Suite 2222                                                 (philanthropic organization) since November
20 South Clark Street                                      1997; Vice Chairman and Chief Administrative
Chicago, IL 60603                                          Officer of Sara Lee Corporation (a consumer
                                                           product company) from November 1994 to October
                                                           1997. Director: Coach, Inc.; Payless Shoe
                                                           Source, Inc., (a retail shoe store business);
                                                           True North Communications, Inc. (a global
                                                           advertising and communications holding
                                                           company); American General Corporation (a
                                                           diversified financial services company); GATX
                                                           Corporation (a railroad holding company);
                                                           Bassett Furniture Industries, Inc. (a furniture
                                                           manufacturer). Trustee: Northern Funds.

Mary Jacobs Skinner, Esq.***        43      Trustee        Partner in the law firm of Sidley & Austin.
Sidley & Austin                                            Trustee: Northern Funds.
Bank One Plaza
Ten South Dearborn Street
Chicago, IL 60603

William H. Springer                 72      Chairman       Vice Chairman of Ameritech (a telecommunications
701 Morningside Drive                       and Trustee    holding company) from February 1987 to August
Lake Forest, IL 60045                                      1992; Vice Chairman, Chief Financial and
                                                           Administrative Officer of Ameritech prior to
                                                           1987. Director: Walgreen Co. (a retail drug
                                                           store business) from April 1988 to January 2000;
                                                           Baker, Fentress & Co. (a closed-end, non-
                                                           diversified management investment company) from
                                                           April 1992 to January 2000. Trustee: Goldman
                                                           Sachs Trust; Goldman Sachs Variable Insurance
                                                           Trust. Trustee: Northern Funds.

Richard P. Strubel                  61      Trustee        President and Chief Operating Officer of
500 Lake Cook Road                                         UNext.com (a provider of educational services
Suite 150                                                  via the internet) since 1999; Managing Director
Deerfield, IL  60015                                       of Tandem Partners, Inc. (a privately held
                                                           management services firm) until 1999. Director:
                                                           Cantilever Technologies; Gildan Activewear, Inc.
                                                           (an athletic clothing marketing and
                                                           manufacturing company). Trustee: University of
                                                           Chicago; Goldman Sachs Trust; Goldman Sachs
                                                           Variable Insurance Trust. Trustee: Northern
                                                           Funds.

Stephen Timbers****                 56      Trustee        Director, President and Chief Executive Officer
50 South LaSalle Street                                    of Northern Trust Investments, Inc. since
Chicago, IL 60675                                          January 2001; President of Northern Trust

                                         Position(s)       Principal Occupation(s)
Name and Address                   Age    with Trust       During the Past 5 Years
----------------                   ---    ----------       -----------------------
                                                           Global Investments, a division of Northern Trust
                                                           Corporation and Executive Vice President of The
                                                           Northern Trust Company since 1998; President,
                                                           Chief Executive Officer and Director of Zurich
                                                           Kemper Investments (a financial services
                                                           company) from 1996 to 1998; President, Chief
                                                           Operating Officer and Director of Kemper
                                                           Corporation (a financial services company) from
                                                           1992 to 1996; President and Director of Kemper
                                                           Funds (a registered investment company) from
                                                           1990 to 1998. Director: LTV Corporation (a steel
                                                           producer). Trustee: Northern Funds.

Lloyd A. Wennlund                   43    President        Senior Vice President and Director of Northern
50 South LaSalle Street                                    Trust Investments, Inc. since January 2001;
Chicago, IL 60675                                          Senior Vice President and other positions at The
                                                           Northern Trust Company, President of Northern
                                                           Trust Securities, Inc., and Managing Executive,
                                                           Mutual Funds for Northern Trust Global
                                                           Investments since 1989.

Brian R. Curran                     34    Vice President    Vice President at PFPC Inc. (formerly First
4400 Computer Drive                       and Treasurer     Data Investor Services Group, Inc. ("FDISG"))
Westborough, MA 01581                                       since 1997; Director of Fund Administration at
                                                            State Street Bank & Trust Company from March
                                                            1997 to October 1997; Senior Auditor at Price
                                                            Waterhouse L.L.P. from April 1995 to March
                                                            1997.

Eric K. Schweitzer                  40    Vice President    Senior Vice President of Northern Trust
50 South LaSalle Street                                     Investments, Inc. since January 2001; Senior
Chicago, IL 60675                                           Vice President at The Northern Trust Company
                                                            and the Director of Distribution, Product
                                                            Management and Client Services in the Mutual
                                                            Fund Group of Northern Trust Global Investments
                                                            since July 2000; Managing Director of Mutual
                                                            Funds for US Bancorp from May 1997 to July
                                                            2000.

Suzanne E. Anderson                 29    Assistant         Client Treasury Manager of Mutual Fund
4400 Computer Drive                       Treasurer         Administration at PFPC Inc. since August 1998;
Westborough, MA 01581                                       Manager of Fund Administration at State Street
                                                            Bank & Trust Company from October 1996 to
                                                            August 1998; Fund Administrator at State Street
                                                            Bank & Trust Company from October 1995 to
                                                            October 1996.

Kristin Silva                       29    Assistant         Investment Accounting Manager of Mutual Fund
4400 Computer Drive                       Treasurer         Administration of PFPC Inc. since May 1999;
Westborough, MA 01581                                       Manager of Fund Administration of State Street
                                                            Bank & Trust Company from February 1998 to May
                                                            1999. Fund Administrator at State Street

                                         Position(s)       Principal Occupation(s)
Name and Address                   Age    with Trust       During the Past 5 Years
----------------                   ---    ----------       -----------------------
                                                           Bank & Trust Company from September 1996 to
                                                           February 1998.

Jeffrey A. Dalke, Esquire           50    Secretary        Partner in the law firm of Drinker Biddle &
One Logan Square                                           Reath LLP.
18th and Cherry Streets
Philadelphia, PA 19103-6996

Linda J. Hoard, Esquire             53    Assistant        Vice President at PFPC Inc. since 1998;
4400 Computer Drive                       Secretary        Attorney Consultant for Fidelity Management &
Westborough, MA 01581                                      Research (a financial service company),
                                                           Investors Bank & Trust Company (a financial
                                                           service provider) and FDISG from September 1994
                                                           to June 1998.

* Mr. George is deemed to be an "interested" Trustee because he owns shares of Northern Trust Corporation.
** Mr. Murphy is deemed to be an "interested" Trustee because he owns shares of Northern Trust Corporation.
*** Ms. Skinner is deemed to be an "interested" Trustee because her law firm provides legal services to Northern Trust Corporation and its affiliates.
**** Mr. Timbers is deemed to be an "interested" Trustee because he is an officer, director, employee and shareholder of Northern Trust Corporation and/or its affiliates.

     Certain of the Trustees and officers and the organizations with which they are associated have had in the past, and may have in the future, transactions with Northern Trust Corporation, PFPC Inc. ("PFPC"), Northern Funds Distributors, LLC and their respective affiliates. The Trust has been advised by such Trustees and officers that all such transactions have been and are expected to be in the ordinary course of business and the terms of such transactions, including all loans and loan commitments by such persons, have been and are expected to be substantially the same as the prevailing terms for comparable transactions for other customers. As a result of the responsibilities assumed by the Trust's service providers, the Trust itself requires no employees.

     Each officer holds comparable positions with Northern Funds and certain officers hold comparable positions with certain other investment companies of which Northern Trust Corporation, PFPC Inc. or an affiliate thereof is the investment adviser, custodian, transfer agent, administrator and/or placement agent.

     Each Trustee, except Mr. Timbers, earns an annual retainer of $30,000 and the Chairman of the Board earns an annual retainer of $40,000. Each Trustee, including the Chairman of the Board, earns an additional fee of $1,500 for each meeting attended, plus reimbursement of expenses incurred as a Trustee.

     In addition, the Trustees established an Audit Committee consisting of three members, including a Chairman of the Committee. The Audit Committee members are Messrs. Condon (Chairman), Dolan and Strubel. Each member earns an annual fee of $1,500 and the Chairman earns an annual fee of $3,500.

     The Trustees have also established a Nominating, Compensation and Education Committee consisting of three members, including a Chairman of the Committee. The Nominating, Compensation and Education Committee members are Messrs. Dixon (Chairman) and Cline and Ms. Guthman. Each member earns an annual fee of $1,500 and the Chairman earns an annual fee of $3,500.

     The Trustees have also established a Valuation Committee consisting of four members, including a Chairman of the Committee. As of the date of this Additional Statement, the Valuation Committee members are Messrs. George (Chairman) and Murphy and Ms. Skinner. Each member earns an annual fee of $1,500 and the Chairman earns an annual fee of $3,500.

     Each Trustee will hold office for an indefinite term until the earliest of
(i) the next meeting of shareholders if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) effective December 31, 2001, in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote), on the last day of the calendar year of the Trust in which he or she attains the age of 72 years.

     The Trust's officers do not receive fees from the Trust for services in such capacities, although PFPC, of which certain of the Trust's officers are also officers (except Messrs. Dalke, Wennlund and Schweitzer), receives fees from the Trust for administrative services.

     Drinker Biddle & Reath LLP, of which Mr. Dalke is a partner, receives fees from the Trust for legal services.

     Northern Trust Corporation and/or its affiliates, of which Messrs. Timbers, Wennlund and Schweitzer are officers, receives fees from the Trust as Investment Adviser, Co-Administrator, Custodian and Transfer Agent.

     The following table sets forth certain information with respect to the compensation of each Trustee of the Trust for the one-year period ended November 30, 2000:

                                               Total Compensation
                                             from Fund Complex/(1)/
                                             ----------------------

             Stephen B. Timbers/(2)/              $      0
             William H. Springer                    87,875
             Richard G. Cline                       72,500
             Edward J. Condon, Jr.                  79,000
             John W. English(3)                     75,000
             Sandra Polk Guthman                    72,500
             Richard P. Strubel                     76,500
             Wesley M. Dixon, Jr./(2)/              72,250
             William J. Dolan, Jr./(2)/             69,500
             Raymond E. George, Jr./(2)/            73,500
             Michael E. Murphy/(2)/                 61,500
             Mary Jacobs Skinner/(2)/               69,500


(1) Fund complex includes twenty-three investment portfolios of the Trust and thirty-four investment portfolios of Northern Funds, a separately registered investment company.

(2) Messrs. Timbers, Dixon, Dolan, George, Murphy and Ms. Skinner each became a Trustee of Northern Institutional Funds as of March 28, 2000.

(3) Mr. English served as a Trustee of Northern Institutional Funds until March 27, 2001.

     The Trust does not provide pension or retirement benefits to its Trustees.

Code of Ethics

     The Trust, its investment adviser and principal underwriter have adopted codes of ethics (the "Codes of Ethics") under rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust.

Investment Adviser, Transfer Agent and Custodian

     Northern Trust Investments, Inc. ("NTI" or the "Investment Adviser"), a wholly-owned subsidiary of The Northern Trust Company ("TNTC"), serves as investment adviser of the Portfolio. TNTC is a wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI and TNTC are located at 50 South LaSalle Street, Chicago, Illinois 60675. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Additional Statement as "Northern Trust."

        Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors, and as of June 30, 2001, administered in various capacities approximately $1.68 trillion of assets, including approximately $341 billion of assets under discretionary management. As of June 30, 2001, Northern Trust Corporation and its subsidiaries had approximately $36.2 billion in assets, $22.8 billion in deposits and employed on a full-time equivalent basis over 9,600 persons.

        Under its Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, is responsible for making investment decisions for the Portfolio and placing purchase and sale orders for the portfolio transactions of the Portfolio. In connection with portfolio transactions for the Portfolio, which are generally done at a net price without a broker's commission, the Advisory Agreement with the Trust provides that the Investment Adviser shall attempt to obtain the best net price and execution.

        On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other fiduciary or agency accounts managed by it (including any other investment portfolio, investment company or account for which the Investment Adviser acts as adviser), the Advisory Agreement provides that the Investment Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for such investment portfolio with those to be sold or purchased for such other accounts in order to obtain best net price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Portfolio or the amount of the securities that are able to be sold for the Portfolio. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Investment Advisory Agreement permits the Investment Adviser, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of the Investment Adviser's opinion of the reliability and quality of such broker or dealer.

        The Advisory Agreement provides that the Investment Adviser may render similar services to others so long as its services under such Agreement are not impaired thereby. The Advisory Agreement also provides that the Trust will indemnify the Investment Adviser against certain liabilities (including liabilities under the Federal securities laws relating to untrue statements or omissions of material fact and actions that are in accordance with the terms of the Agreement) or, in lieu thereof, contribute to resulting losses.

        The Prospectus describes the compensation payable by the Portfolio to NTI for its investment advisory services.

        Under its Transfer Agency Agreement with the Trust, TNTC has undertaken to (i) answer customer inquiries regarding the current yield of, and certain other matters (e.g. account status information) pertaining to, the Trust, (ii) process purchase and redemption transactions and the disbursement of the proceeds of redemptions, (iii) provide periodic statements showing account balances, (iv) mail reports and proxy materials to shareholders, (v) provide information in connection with the preparation by the Trust of various regulatory reports and prepare reports to the Trustees and management, (vi) answer inquiries (including requests for prospectuses and statements of additional information, and assistance in the completion of new account applications) from investors and respond to all requests for information regarding the Trust (such as current price, recent performance, and yield data) and questions relating to accounts of investors (such as possible errors in statements, and transactions), (vii) respond to and seek to resolve all complaints of investors with respect to the Trust or their accounts, (viii) furnish proxy statements and proxies, annual and semi-annual financial statements, and dividend, distribution and tax notices to investors, (ix) furnish the Trust with all pertinent Blue Sky information, (x) perform all required tax withholding, (xi) preserve records, and (xii) furnish necessary office space, facilities and personnel. The Transfer Agent may appoint one or more sub-transfer agents in the performance of its services.

        As compensation for the services rendered by the Transfer Agent under the Transfer Agency Agreement with respect to the shares described in this Additional Statement and the assumption by the Transfer Agent of related expenses, TNTC is entitled to a fee from the Trust, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to such shares of the Portfolio. This fee is subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Transfer Agent may permanently or temporarily waive all or any portion of any upward adjustment. The Transfer Agent's affiliates and correspondent banks may receive compensation for performing the services described in the preceding paragraph that the Transfer Agent would otherwise receive. Conflict-of-interest restrictions under state and Federal law (including the Employee Retirement Income Security Act of 1974) may apply to the receipt by such affiliates or correspondent banks of such compensation in connection with the investment of fiduciary funds in shares of the Portfolio.

        Under its Custodian Agreement with the Trust, TNTC (i) holds the Portfolio's cash and securities, (ii) maintains such cash and securities in separate accounts in the name of the Portfolio, (iii) makes receipts and disbursements of funds on behalf of the Portfolio, (iv) receives, delivers and releases securities on behalf of the Portfolio, (v) collects and receives all income, principal and other payments in respect of the Portfolio's securities held by the Custodian, and (vi) maintains the accounting records of the Trust. The Custodian may employ one or more subcustodians, provided that the Custodian, subject to certain monitoring responsibilities, shall have no more responsibility or liability to the Trust on account of any action or omission of any subcustodian so employed than such subcustodian has to the Custodian and that the responsibility or liability of the subcustodian to the Custodian shall conform to the resolution of the Trustees of the Trust authorizing the appointment of the particular subcustodian. The Custodian may also appoint agents to carry out such of the provisions of the Custodian Agreement as the Custodian may from time to time direct, provided that the appointment of an agent shall not relieve the Custodian of any of its responsibilities under the Custodian Agreement.

        As compensation for the services rendered to the Trust by the Custodian, and the assumption by the Custodian of certain related expenses, the Custodian is entitled to payment from the Trust as follows: (i) $18,000 annually for the Portfolio, plus (ii) 1/100th of 1% annually of the Portfolio's average daily net assets to the extent they exceed $100 million, plus (iii) a fixed dollar fee for each trade in portfolio securities, plus (iv) a fixed dollar fee for each time that the Custodian receives or transmits funds via wire, plus (v) reimbursement of expenses incurred by the Custodian for telephone, postage, courier fees, office supplies and duplicating. The fees referred to in clauses (iii) and (iv) are subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Custodian may permanently or temporarily waive all or any portion of any upward adjustment.

        The Custodian's fees under the Custodian Agreement are subject to reduction based on the Portfolio's daily uninvested cash balances (if any).

        Unless sooner terminated, the Advisory Agreement will continue in effect with respect to the Portfolio until April 30, 2002 and the Transfer Agency Agreement and Custodian Agreement will continue in effect with respect to the Portfolio until April 30, 2002, and thereafter for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the agreement or "interested persons" (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Other Information"). Each agreement is terminable at any time without penalty either by the Trust (by specified Trustee or shareholder action) on 60 days' written notice to Northern Trust or NTI, or by Northern Trust or NTI on 60 days' written notice to the Trust.
Under a Service Mark License Agreement (the "Agreement") with the Trust, Northern Trust Corporation has agreed that the name "Northern Institutional Funds" may be used in connection with the Trust's business on a royalty free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name "Northern Institutional Funds" to any other person. The Agreement provides that at such time as the Agreement is no longer in effect, the Trust will cease using the name "Northern Institutional Funds".

Portfolio Transactions

        It is expected that portfolio transactions for the Portfolio will normally be executed on a principal basis and that, therefore, no brokerage commissions will be paid by the Portfolio. Purchases by the Portfolio from underwriters of portfolio securities, however, normally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include the spread between a dealer's cost for a given security and the resale price of the security.

Co-Administrators and Placement Agent

        NTI and PFPC Inc. ("PFPC"), 4400 Computer Drive, Westborough, Massachusetts 01581, act as Co-Administrators for the Portfolio under a Co-Administration Agreement with the Trust. Subject to the general supervision of the Trust's Board of Trustees, the Co-Administrators provide supervision of all aspects of the Trust's non-investment advisory operations and perform various corporate secretarial, treasury and blue sky services, including but not limited to: (i) maintaining office facilities and furnishing corporate officers for the Trust; (ii) furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies; (iii) performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, such as expense accrual monitoring and payment of the Trust's bills, preparing monthly reconciliation of the Trust's expense records, updating projections of annual expenses, preparing materials for review by the Board of Trustees and compliance testing; (iv) preparing and submitting reports to the Trust's shareholders and the SEC; (v) preparing and printing financial statements; (vi) preparing monthly Portfolio profile reports; (vii) preparing and filing the Trust's Federal and state tax returns (other than those required to be filed by the Trust's custodian and transfer agent) and providing shareholder tax information to the Trust's transfer agent; (viii) assisting in marketing strategy and product development; (ix) performing oversight/management responsibilities, such as the supervision and coordination of certain of the Trust's service providers; and (x) assisting in maintaining corporate records and good standing status of the Trust in its state of organization.

        Subject to the limitations described below, as compensation for their administrative services and the assumption of related expenses, the Co-Administrators are entitled to a fee from the Portfolio, computed daily and payable monthly, at an annual rate of .10% of the average daily net assets of the Portfolio. The Co-Administrators will reimburse the Portfolio for its expenses (including administration fees payable to the Co-Administrators, but excluding advisory fees, transfer agency fees, servicing agent fees and extraordinary expenses) which exceed on an annualized basis .10% of the Portfolio's average daily net assets.

        Unless sooner terminated, the Co-Administration Agreement will continue in effect until April 30, 2002, and thereafter for successive one-year terms with respect to the Portfolio, provided that the Agreement is approved annually
(i) by the Board of Trustees or (ii) by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Other Information"), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to the Agreement and who are not interested persons (as defined in the 1940 Act) of any party thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. The Co-Administration Agreement is terminable at any time, without penalty by the Trust on at least 60 days written notice to the Co-Administrators. Each Co-Administrator may terminate the Co-Administration Agreement with respect to itself at any time without penalty on at least 60 days written notice to the Trust and the other Co-Administrator.

        The Trust has entered into a Placement Agency Agreement with Northern Funds Distributors, LLC ("NFD") under which NFD, as agent, sells shares of the Portfolio. NFD pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. NFD is a wholly-owned subsidiary of PFPC Distributors, Inc. ("PFPC Distributors"). PFPC Distributors, based in King of Prussia, Pennsylvania, is a wholly-owned subsidiary of PFPC, a Co-Administrator for the Trust. No compensation is payable by the Trust to NFD for its services.

        The Co-Administration Agreement provides that the Co-Administrators may render similar services to others so long as their services under such Agreement are not impaired thereby. The Co-Administration Agreement also provides that the Trust will indemnify each Co-Administrator against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality. The Placement Agency Agreement provides that the Trust will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality.

        Under a Service Mark License Agreement (the "License Agreement") with NFD, Northern Trust Corporation agrees that the name "Northern Funds" may be used in connection with Northern Institutional Funds' business on a royalty-free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name ("Northern Funds") to any other person. The License Agreement provides that at such time as the License Agreement is no longer in effect NFD will cease using the name "Northern Funds."

Counsel and Auditors

        Drinker Biddle & Reath LLP, with offices at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, serve as counsel to the Trust.

        Ernst & Young LLP, independent auditors, have been selected as auditors of the Trust. In addition to audit services, Ernst & Young LLP reviews the Trust's Federal and state tax returns, and provides consultation and assistance on accounting, internal control and related matters.

In-Kind Redemptions

        Although the Portfolio generally will redeem shares in cash, the Portfolio reserves the right to pay redemptions by a distribution in-kind of securities (instead of cash) from the Portfolio. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Portfolio's net asset value per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

Third-Party Fees and Requirements

        Shares are sold and redeemed without any purchase or redemption charge imposed by the Trust, although Northern Trust may charge its customers for services provided in connection with their investments.

        The exercise of voting rights and the delivery to Customers of shareholder communications from the Trust will be governed by the Customers' account agreements with Northern Trust. Customers should read the Prospectus in connection with any relevant agreement describing the services provided by Northern Trust and any related requirements and charges, or contact Northern Trust for further information.

                             PERFORMANCE INFORMATION

        The performance of shares of the Portfolio may be compared to those of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of shares may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of shares of the Portfolio.

        From time to time, the Portfolio may quote its "yield" and "effective yield." These yield figures will fluctuate, are based on historical earnings and are not intended to indicate future performance. "Yield" refers to the net investment income generated by an investment in the Portfolio over a seven-day period identified in the advertisement. This net investment income is then "annualized." That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

        In arriving at such quotations as to "yield," the Trust first determines the net change, exclusive of capital changes, during the seven-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

        "Effective yield" is calculated similarly but, when annualized, the net investment income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. The "effective yield" with respect to the shares of the Portfolio is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

        Quotations of yield and effective yield provided by the Trust are carried to at least the nearest hundredth of one percent. Any fees imposed by Northern Trust, its affiliates or correspondent banks on their customers in connection with investments in shares of the Portfolio are not reflected in the calculation of yields for the Portfolio.

        The Portfolio's yields may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. The Portfolio's yields fluctuate, unlike bank deposits or other investments which pay a fixed yield for a stated period of time. The annualization of one week's income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze shares of the Portfolio as compared to comparable classes of shares of other money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing net asset value and determining yield.

        The Portfolio may also quote, from time to time, the total return of its shares in accordance with SEC regulations.

                            AMORTIZED COST VALUATION

        As stated in the Prospectus, the Portfolio seeks to maintain a net asset value of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if the Portfolio sold the instrument. During such periods the yield to investors in the Portfolio may differ somewhat from that obtained in a similar entity which uses available indications as to market value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.

        Under Rule 2a-7, the Trust's Board of Trustees, in supervising the Trust's operations and delegating special responsibilities involving portfolio management to the Investment Adviser, has established procedures that are intended, taking into account current market conditions and the Portfolio's investment objective, to stabilize the net asset value of the Portfolio, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees' procedures include periodic monitoring of the difference (the "Market Value Difference") between the amortized cost value per share and the net asset value per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes which reflect current market conditions and include (i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Portfolio exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act and the Trustees will take such steps as they consider appropriate (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind or utilizing a net asset value per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Portfolio, the number of outstanding shares might be reduced in order to maintain a net asset value per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Portfolio's capital the necessary shares to restore such net asset value per share. The shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Portfolio.

        Rule 2a-7 requires that the Portfolio limit its investments to instruments which the Investment Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks and which are "Eligible Securities" as defined by the SEC and described in the Prospectus. The Rule also requires that the Portfolio maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to its policy of maintaining a stable net asset value per share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of the Portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, the Rule requires the Portfolio to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.

                              DESCRIPTION OF SHARES

        The Trust Agreement permits the Trust's Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series representing interests in one or more investment portfolios. The Trustees may hereafter create series in addition to the Trust's twenty-three existing series, which represent interests in the Trust's twenty-three respective investment portfolios. The Trust Agreement also permits the Board of Trustees to classify or reclassify any unissued shares into classes within a series.

        Under the terms of the Trust Agreement, each share of the Portfolio is without par value, represents an equal proportionate interest in the Portfolio with each other share of the Portfolio and is entitled to such dividends and distributions out of the income belonging to the Portfolio as are declared by the Trustees. Upon any liquidation of the Portfolio, shareholders of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution. Shares do not have any preemptive or conversion rights. The right of redemption is described under "About Your Account - Purchasing and Selling Shares and Account Policies and Other Information" in the Prospectus and under "Amortized Cost Valuation" in this Additional Statement. In addition, pursuant to the terms of the 1940 Act, the right of a shareholder to redeem shares and the date of payment by the Portfolio may be suspended for more than seven days (i) for any period during which the New York Stock Exchange is closed, other than the customary weekends or holidays, or trading in the markets the Portfolio normally utilizes is closed or is restricted as determined by the SEC, (ii) during any emergency, as determined by the SEC, as a result of which it is not reasonably practicable for the Portfolio to dispose of instruments owned by it or fairly to determine the value of its net assets, or (iii) for such other period as the SEC may by order permit for the protection of the shareholders of the Portfolio. The Trust may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions. In addition, shares of the Portfolio are redeemable at the unilateral option of the Trust if the Trustees determine in their sole discretion that failure to so redeem may have material adverse consequences to the shareholders of the Portfolio. Shares when issued as described in the Prospectus are validly issued, fully paid and nonassessable, except as stated below. In the interests of economy and convenience, certificates representing shares of the Portfolio are not issued.

        The proceeds received by the Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of that Portfolio. The underlying assets of the Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to the Portfolio and with a share of the general liabilities of the Trust. General liabilities of the Trust are normally allocated in proportion to the net asset value of the respective investment portfolio except where allocations of direct expenses can otherwise be fairly made.

        Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the investment portfolio affected by the matter. Rule 18f-2 further provides that an investment portfolio is affected by a matter unless it is clear that the interests of each investment portfolio in the matter are substantially identical or that the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees are exempt from the separate voting requirements stated above.

        The Trust is not required to hold annual meetings of shareholders and does not intend to hold such meetings. In the event that a meeting of shareholders is held, each share of the Trust will be entitled, as determined by the Trustees without the vote or consent of shareholders, either to one vote for each share or to one vote for each dollar of net asset value represented by such shares on all matters presented to shareholders, including the election of Trustees (this method of voting being referred to as "dollar-based voting"). However, to the extent required by the 1940 Act or otherwise determined by the Trustees, series and classes of the Trust will vote separately from each other. Shareholders of the Trust do not have cumulative voting rights in the election of Trustees and, accordingly, the holders of more than 50% of the aggregate voting power of the Trust may elect all of the Trustees irrespective of the vote of the other shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by the Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. The Trust does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The Trustees will promptly call a meeting of shareholders to vote upon the removal of any Trustee when so requested in writing by the record holders of 10% or more of the outstanding shares. To the extent required by law, the Trust will assist in shareholder communications in connection with such a meeting.

        The Trust Agreement authorizes the Trustees, without shareholder approval (except as stated in the next paragraph), to cause the Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Trust, or any series thereof. In addition, the Trustees, without shareholder approval, may adopt a "master-feeder" structure by investing substantially all of the assets of a series of the Trust in the securities of another open-end investment company or pooled portfolio.

        The Trust Agreement also authorizes the Trustees, in connection with the merger, consolidation, termination or other reorganization of the Trust or any series or class, to classify the shareholders of any class into one or more separate groups and to provide for the different treatment of shares held by the different groups, provided that such merger, consolidation, termination or other reorganization is approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each group of shareholders that are so classified.

        The Trust Agreement permits the Trustees to amend the Trust Agreement without a shareholder vote. However, shareholders of the Trust have the right to vote on any amendment: (i) that would adversely affect the voting rights of shareholders; (ii) that is required by law to be approved by shareholders; (iii) that would amend the voting provisions of the Trust Agreement; or (iv) that the Trustees determine to submit to shareholders.

        The Trust Agreement permits the termination of the Trust or of any series or class of the Trust (i) by a majority of the affected shareholders at a meeting of shareholders of the Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include (i) the inability of the Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust or any series or class thereof, or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations.

        Under the Delaware Business Trust Act (the "Delaware Act"), shareholders are not personally liable for obligations of the Trust. The Delaware Act entitles shareholders of the Trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting business trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the shareholders to liability. To offset this risk, the Trust Agreement (i) contains an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Trust or its Trustees and (ii) provides for indemnification out of the property of the applicable series of the Trust of any shareholder held personally liable for the obligations of the Trust solely by reason of being or having been a shareholder and not because of the shareholder's acts or omissions or for some other reason. Thus, the risk of a shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (i) a court refuses to apply Delaware law; (ii) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (iii) the applicable series of the Trust is unable to meet its obligations.

        The Trust Agreement provides that the Trustees will not be liable to any person other than the Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Trust Agreement protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust Agreement provides for indemnification of Trustees, officers and agents of the Trust unless the recipient is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

        The Trust Agreement provides that each shareholder, by virtue of becoming such, will be held to have expressly assented and agreed to the terms of the Trust Agreement and to have become a party thereto.

        In addition to the requirements of Delaware law, the Trust Agreement provides that a shareholder of the Trust may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) shareholders eligible to bring such derivative action under Delaware law who hold at least 10% of the outstanding shares of the Trust, or 10% of the outstanding shares of the series or class to which such action relates, must join in the request for the Trustees to commence such action; and (ii) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trust Agreement also provides that no person, other than the Trustees, who is not a shareholder of a particular series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such series or class. The Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

        The Trustees may appoint separate Trustees with respect to one or more series or classes of the Trust's shares (the "Series Trustees"). To the extent provided by the Trustees in the appointment of Series Trustees, Series Trustees
(i) may, but are not required to, serve as Trustees of the Trust or any other series or class of the Trust; (ii) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees under the Trust Agreement with respect to such series or class; and/or (iii) may have no power or authority with respect to any other series or class.

        The term "majority of the outstanding shares" of either Northern Institutional Funds or the Portfolio or a particular investment portfolio means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of
(i) 67% or more of the shares of Northern Institutional Funds or such Portfolio or portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio or portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio or portfolio. The Trustees are not currently considering the appointment of Series Trustees for the Trust.

                    ADDITIONAL INFORMATION CONCERNING TAXES

General

        The Portfolio will elect to be taxed separately as a regulated investment company (a "RIC"). To qualify as a RIC, the Portfolio generally must distribute an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income (net investment income and the excess of net short-term capital gain over net long-term capital loss), if any, for each year (the "Distribution Requirement") and satisfy certain other requirements.

        The Portfolio must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, or from other income derived with respect to its business of investing in such stock, securities or currencies. Also, at the close of each quarter of the taxable year, it is generally required that at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. Government securities, securities of other RICs and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other RICs), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses. The Portfolio intends to comply with these RIC requirements.

        If for any taxable year the Portfolio were not to qualify as a RIC, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In such event, all distributions by the Portfolio would be taxable to shareholders as ordinary income to the extent of the Portfolio's current and accumulated earnings and profits, and would be eligible for the dividends-received deduction in the case of corporate shareholders.

        The Internal Revenue Code imposes a nondeductible 4% excise tax on RICs that fail currently to distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax. The Portfolio also intends to make sufficient distributions or deemed distributions each year to avoid liability for corporate income tax. If the Portfolio were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax.

        The Trust will be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends and gross sale proceeds paid to any shareholder (i) who has provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (iii) who has failed to certify to the Trust, when required to do so, that he or she is not subject to backup withholding or that he or she is an "exempt recipient."

Foreign Investors

        Foreign shareholders generally will be subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable) on distributions by the Portfolio of net investment income, other ordinary income, and the excess, if any, of net short-term capital gain over net long-term capital loss for the year, regardless of the extent, if any, to which the income or gain is derived from non-U.S. investments of the Portfolio. For this purpose, foreign shareholders include individuals other than U.S. citizens, residents and certain nonresident aliens, and foreign corporations, partnerships, trusts and estates. Different tax consequences may apply to a foreign shareholder engaged in a U.S. trade or business or present in the U.S. for 183 days or more in a year. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of investing in the Portfolio.

Conclusion

        The foregoing discussion is based on Federal tax laws and regulations which are in effect on the date of this Additional Statement. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Shareholders are advised to consult their tax advisers with specific reference to their own tax situation, including the application of state and local taxes. Although the Portfolio expects to qualify as a RIC and to be relieved of all or substantially all Federal taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

                               OTHER INFORMATION

        The Prospectus and this Additional Statement do not contain all the information included in the Registration Statement filed with the SEC under the 1933 Act with respect to the securities offered by the Portfolio's Prospectus. Certain portions of the Registration Statement have been omitted from the Prospectus and this Additional Statement pursuant to the rules and regulations of the SEC. The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

        The Portfolio is responsible for the payment of its expenses. Such expenses include, without limitation, the fees and expenses payable to TNTC, NTI and PFPC, brokerage fees and commissions, fees for the registration or qualification of Portfolio shares under Federal or state securities laws, expenses of the organization of the Portfolio, taxes, interest, costs of liability insurance, fidelity bonds, indemnification or contribution, any costs, expenses or losses arising out of any liability of or claim for damages or other relief asserted against the Trust for violation of any law, legal, tax and auditing fees and expenses, expenses of preparing and printing prospectuses, statements of additional information, proxy materials, reports and notices and the printing and distributing of the same to the Trust's shareholders and regulatory authorities, compensation and expenses of its Trustees, expenses for industry organizations such as the Investment Company Institute, miscellaneous expenses and extraordinary expenses incurred by the Trust.

        The term "majority of the outstanding shares" of either the Trust or an investment portfolio means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment restriction, the vote of the lesser of (i) 67% or more of the shares of the Trust or such investment portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Trust or such investment portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Trust or such investment portfolio.

        Statements contained in the Prospectus or in this Additional Statement as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which the Prospectus and this Additional Statement form a part, each such statement being qualified in all respects by such reference.

                                  APPENDIX A

Commercial Paper Ratings
------------------------

        A Standard & Poor's Rating Services ("S&P") commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by S&P for commercial paper:

        "A-1" - Obligations are rated in the highest category indicating that the obligors' capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

        "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

        Moody's Investors Service, Inc. ("Moody's") commercial paper ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

        "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

        "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

        Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

        "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

        "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

Corporate and Municipal Long-Term Debt Ratings
----------------------------------------------

         The following summarizes the ratings used by S&P's for corporate and municipal debt:

        "AAA" - An obligation rated "AAA" has the highest rating assigned by S&P's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

        "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

        PLUS (+) OR MINUS (-) - The "AA" rating classification may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

        The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

        "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

Note: Moody's applies numerical modifiers 1, 2, and 3 in the rating classification "Aa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes the ratings used by Fitch for corporate and municipal long term bonds:

        "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

        "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

Municipal Note Ratings
----------------------

        A S&P's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by S&P's for municipal notes:

        "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

        "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

        Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's for short-term notes:

        "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

        "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not so large as in the preceding group.

         Fitch uses the same ratings as described above for other short-term credit ratings for municipal securities.

PART C.
                               OTHER INFORMATION

ITEM 23.  EXHIBITS
------------------



The following exhibits are incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A (the "Registration Statement") (Accession No. 0000950130-96-001086), Post-Effective Amendment No. 32 to such Registration Statement (Accession No. 0000950130-97-000170), Post-Effective Amendment No. 33 to such Registration Statement (Accession No. 0000950130-97-001306), Post-Effective Amendment No. 34 to such Registration Statement (Accession No. 0000950130-97-002471), Post-Effective Amendment No. 35 to such Registration Statement (Accession No. 0000950131-97-005862), Post-Effective Amendment No. 36 to such Registration Statement (Accession No. 0000950131-98-00216), Post-Effective Amendment No. 37 to such Registration Statement (Accession No. 0000950131-98-00512), Post-Effective Amendment No. 38 to such Registration Statement (Accession No. 0000950131-98-002030), Post-Effective Amendment No. 39 to such Registration Statement (Accession No. 00009150131-99-000461), Post-Effective Amendment No. 40 to such Registration Statement (Accession No. 0000927405-99-000282), Post-Effective Amendment No. 41 to such Registration Statement (Accession No. 0000927405-99-000333), Post-Effective Amendment No. 43 to such Registration Statement (Accession No. 0000927405-00-000027), Post-Effective Amendment No. 44 to such Registration Statement (Accession No. 0000950131-00-002147), Post-Effective Amendment No. 46 to such Registration Statement (Accession No. 0000950131-01-000265), Post-Effective Amendment No. 47 to such Registration Statement (Accession No. 0000950131-01-000510), and Post-Effective Amendment No. 48 to such Registration Statement (Accession No. 0000950131-01-001670):


          (a)  (1)   Agreement and Declaration of Trust dated November 1, 1997
                     (Accession No. 0000950131-98-00216).

               (2) Amendment No. 1 dated January 27, 1998 to the Agreement and Declaration of Trust (Accession No. 0000950131-99-000461).

               (3) Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust (Accession No. 0000950131-99-000461).

               (4) Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust (Accession No. 0000927405-99-000333).

               (5) Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust (Accession No. 0000927405-00-000027).

               (6) Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust (Accession No. 0000950131-01-000265).

               (7) Amendment No. 6 to the Agreement and Declaration of Trust (Accession No. 0000950131-01-000265).

               (8) Amendment No. 7 to the Agreement and Declaration of Trust is filed herewith.

          (b)  (1)   By-Laws dated November 8, 1997 (Accession No.
                     0000950131-98-00216).

               (2) Amended and Restated By-Laws adopted August 2, 2000 (Accession No. 0000950131-01-000265).

          (c) Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated November 1, 1997 (Accession No. 0000950131-98-00216).

          (d) Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2001 is filed herewith.

          (e)  Not required.

          (f)  Not Applicable.

          (g)  (1)   Custodian Agreement dated June 8, 1992 between the
                     Registrant and The Northern Trust Company (Accession No.
                     0000950131-98-002030).

               (2) Addendum No. 1 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-96-001086).

               (3) Addendum No. 2 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-96-001086).

               (4) Addendum No. 3 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-97-002471).

               (5) Addendum No. 4 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-97-005862).

               (6) Addendum No. 5 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-98-002030).

               (7) Addendum No. 6 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-98-002030).

               (8) Addendum No. 7 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-99-000461).

               (9) Addendum No. 8 to Custodian Agreement between the Registrant and The Northern Trust Company (Accession No. 00009150131-99-000461).

               (10) Addendum No. 9 to the Custodian Agreement between the Registrant and the Northern Trust Company (Accession No. 0000950131-01-001670).

               (11) Addendum No. 10 to the Custodian Agreement between the Registrant and the Northern Trust Company is filed herewith.

          (h)  (1)   Revised and Restated Transfer Agency Agreement dated
                     January 8, 1993 between the Registrant and The Northern
                     Trust Company (Accession No. 0000950131-98-002030).

               (2) Addendum No. 1 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-96-001086).

               (3) Addendum No. 2 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-96-001086).

               (4) Addendum No. 3 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-97-002471).

               (5) Addendum No. 4 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-97-005862).

               (6) Addendum No. 5 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-98-002030).

               (7) Addendum No. 6 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-99-000461).

               (8) Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) (Accession No. 0000927405-00-000027).

               (9) Addendum No. 7 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-00-002147).

               (10) Addendum No. 8 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-01-001670).

               (11) Assignment and Assumption Agreement dated January 1, 2001 among the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. and PFPC Inc. (Accession No. 0000950131-01-001670).

               (12) Addendum No. 9 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company is filed herewith.

               (13) Schedule A to Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investors Services Group, Inc. (now known as PFPC Inc.) is filed herewith.

          (i)  Not required.

          (j)  Not required.

          (k)  Not required.

          (l)  None.

          (m)  None.

          (n)  None.

          (o)  (1)   Code of Ethics of Trust (Accession No. 0000950131-01-
                     000262).

               (2)   Code of Ethics of Adviser (Accession No. 0000950131-01-
                     000262).

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
-----------------------------------------------------------------------

Registrant is controlled by its Board of Trustees.

ITEM 25.  INDEMNIFICATION
-------------------------

Section 3 of Article IV of the Registrant's Agreement and Declaration of Trust provides for indemnification of the Registrant's Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant's Registration Statement on Form N-1A.

Paragraph 7 of the Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. provides for indemnification of Northern Trust Investments, Inc. or, in lieu thereof, contribution by the Registrant, under certain circumstances. A copy of the Investment Advisory Agreement is filed herewith as (d).

Article 10 of the Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc.

(now known as PFPC Inc.) and the related Assignment and Assumption Agreement between The Northern Trust Company, Northern Trust Investments, Inc. and PFPC Inc. provide that the Registrant will indemnify Northern Trust Investments, Inc. and PFPC Inc. against all claims except those resulting from the willful misfeasance, bad faith or negligence of such co-administrator, or the co-administrator's breach of confidentiality. A copy of the Amended and Restated Co-administration Agreement was filed as Exhibit (h)(11) to Post-Effective Amendment No. 43 to Registrant's Registration Statement on Form N-1A. A copy of the Assignment and Assumption Agreement is filed as Exhibit (h)(14) to Post-Effective Amendment No. 48.

Paragraph 3 of the Placement Agency dated July 31, 2001 between the Registrant and Northern Funds Distributors, LLC ("NFD") provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy's coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
---------------------------------------------------------------

Item 26.  Business and Other Connections of Investment Adviser

Northern Trust Investments, Inc. ("NTI") is a wholly-owned subsidiary of The Northern Trust Company ("TNTC"). TNTC is a wholly-owned subsidiary of Northern Trust Corporation. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. Each officer and director of NTI holds comparable positions with TNTC (other than as director), as indicated below.

Name and Position                        Name and Principal                   Connection
With Investment Adviser (NTI)             Business Address                       with
-----------------------------            of Other Company                   Other Company
                                         ---------------                    -------------
Adams, Bradford S.                   The Northern Trust Company              Former Senior
Senior Vice President                                                        Vice President

Aitcheson, James A.                  The Northern Trust Company              Vice President
Vice President

Alongi, David M.                     The Northern Trust Company              Vice President
Vice President

Anderson, Vincent Paul               The Northern Trust Company              Vice President
Vice President

Barrett, James J.                    The Northern Trust Company              Senior Vice President
Senior Vice President

Barker, Sheri D.                     The Northern Trust Company              Former Vice President
Vice President

Barry, Susan M.                      The Northern Trust Company              Vice President
Vice President

Baskin, Jeremy M.                    The Northern Trust Company              Senior Vice President
Senior Vice President

Beckman, Carl P.                     The Northern Trust Company              Vice President
Vice President & Treasurer

Bednar, Judy M.                      The Northern Trust Company              Senior Vice President
Director and Senior Vice
 President

Bednar, Mark                         The Northern Trust Company              Vice President
Vice President

Belden III, William H.               The Northern Trust Company              Vice President
Vice President

Bergson, Eric M.                     The Northern Trust Company              Vice President
Vice President

Bergson, Robert H.                   The Northern Trust Company              Vice President
Vice President

Boeckmann, Eric Vonn         The Northern Trust Company    Vice President
Vice President

Boyer, Deborah Lynn          The Northern Trust Company    Vice President
Vice President

Breckel, Theodore            The Northern Trust Company    Senior Vice President
Senior Vice President

Bridgman, James Carey        The Northern Trust Company    Vice President
Vice President

Brorson, Jon Donald          The Northern Trust Company    Senior Vice President
Senior Vice President

Bukoll, Martin B.            The Northern Trust Company    Vice President
Vice President

Burshtan, David H.           The Northern Trust Company    Vice President
Vice President

Campbell, Jr., Richard C.    The Northern Trust Company    Vice President
Vice President

Carberry, Craig R.           The Northern Trust Company    Senior Attorney
Secretary

Carlson, Mark D.             The Northern Trust Company    Vice President
Vice President

Carlson, Robert A.           The Northern Trust Company    Vice President
Vice President

Conley, Thomas Erik          The Northern Trust Company    Vice President
Vice President

Connellan, Kevin Anthony     The Northern Trust Company    Vice President
Vice President

Cook, Robert J.              The Northern Trust Company    Vice President
Vice President

Cozine, Mark E.              The Northern Trust Company    Former Vice President
Vice President

Craig, Caroline            The Northern Trust Company   Vice President
Vice President

Diroff, Cynthia            The Northern Trust Company   Vice President
Vice President

Domino, Carl J.            The Northern Trust Company   Officer
Director and Officer

Douglass, M. Beth          The Northern Trust Company   Vice President
Vice President

Dow, Robert John           The Northern Trust Company   Vice President
Vice President

Driscoll, Peter John       The Northern Trust Company   Vice President
Vice President

Dudley, Jr., Orie Leslie   The Northern Trust Company   Executive Vice President
Director and Executive
Vice President

Eggly, Michael E.          The Northern Trust Company   Vice President
Vice President

Egizio, Michael P.         The Northern Trust Company   Vice President
Vice President

Everett, Steven R.         The Northern Trust Company   Vice President
Vice President

Fisher, Shirley            The Northern Trust Company   Second Vice President
Assistant Treasurer &
Second Vice President

Fister, Mark J.            The Northern Trust Company   Vice President
Vice President

Flood, Peter J.            The Northern Trust Company   Senior Vice President
Senior Vice President

Flynn, Andrew G.           The Northern Trust Company   Vice President
Vice President

Ford, Kristine L.          The Northern Trust Company   Vice President

Vice President

Free, David J.             The Northern Trust Company     Vice President
Vice President

French, Susan J.           The Northern Trust Company     Vice President
Vice President

Geraghty, Kim Marie        The Northern Trust Company     Former Vice President
Vice President

Gilbert, George J.         The Northern Trust Company     Senior Vice President
Senior Vice President

Gilliland, Lynn Jean       The Northern Trust Company     Senior Vice President
Senior Vice President

Gomez, Anastasia           The Northern Trust Company     Vice President
Vice President

Gougler, Frederick A.      The Northern Trust Company     Vice President
Vice President

Greenberg, Karen H.        The Northern Trust Company     Vice President
Vice President

Gregory, Robert Michael    The Northern Trust Company     Vice President
Vice President

Gruenes Sakach, Diane      The Northern Trust Company     Senior Vice President
Senior Vice President

Hammer, Alice S.           The Northern Trust Company     Vice President
Vice President

Hance, Geoffrey M.         The Northern Trust Company     Vice President
Vice President

Hankins, Terry Anthony     The Northern Trust Company     Vice President
Vice President

Harmon, Christine M.       The Northern Trust Company     Vice President
Vice President

Hausken, Philip Dale       The Northern Trust Company     Vice President
Vice President

Hiemenz, Kent C.           The Northern Trust Company     Senior Vice President
Senior Vice President

Hill, Susan                The Northern Trust Company     Vice President
Vice President

Hogan, James F.            The Northern Trust Company     Vice President
Vice President

Hogan, John T.             The Northern Trust Company     Vice President
Vice President

Huffman, Jr., William T.   The Northern Trust Company     Vice President
Vice President

Hyatt, William E.          The Northern Trust Company     Vice President
Vice President

Johnston, Barbara Marie    The Northern Trust Company     Vice President
Vice President

Jones, Scott Craven        The Northern Trust Company     Vice President
Vice President

Joseph, Robert E.          The Northern Trust Company     Vice President
Vice President

Kalebich, Kristina M.      The Northern Trust Company     Vice President
Vice President

Kane, James P.             The Northern Trust Company     Vice President
Vice President

Karr, Michael J.           The Northern Trust Company     Vice President
Vice President

King III, Archibald E.     The Northern Trust Company     Senior Vice President
Senior Vice President

Kotsogiannis, Nikolas      The Northern Trust Company     Vice President
Vice President

LaFleur, Robert A.         The Northern Trust Company     Senior Vice President
Senior Vice President

Laird, Jeffrey L.          The Northern Trust Company     Vice President

Vice President

Lamphier, Matthew E.       The Northern Trust Company     Vice President
Vice President

LaTona, John J.            The Northern Trust Company     Vice President
Vice President

Laughlin, Roberta J.       The Northern Trust Company     Vice President
Vice President

Leo, John B.               The Northern Trust Company     Senior Vice President
Senior Vice President

Lizalek, Janet M.          The Northern Trust Company     Former Vice President
Vice President

McCart, Mary Jane          The Northern Trust Company     Senior Vice President
Senior Vice President

McClintic, Corinne         The Northern Trust Company     Senior Vice President
Senior Vice President

McCroy, Jeffrey A.         The Northern Trust Company     Senior Vice President
Senior Vice President

McDonald, James D.         The Northern Trust Company     Senior Vice President
Senior Vice President

McGowan Gannon, Shannon    The Northern Trust Company     Vice President
Vice President

McGregor, Timothy T.       The Northern Trust Company     Vice President
Vice President

McNally, Jacqueline A.     The Northern Trust Company     Vice President
Vice President

Memler, Monty M.           The Northern Trust Company     Senior Vice President
Senior Vice President

Mendel, Roger A.           The Northern Trust Company     Vice President
Vice President

Mian, Ziauddin             The Northern Trust Company     Vice President
Vice President

Michaels, Peter M.         The Northern Trust Company     Vice President
Vice President

Misenheimer, John Eric          The Northern Trust Company            Vice President
Vice President

Mitchell, Robert G.             The Northern Trust Company            Vice President
Vice President

Muiznieks, Katrina M.           The Northern Trust Company            Former Vice President
Vice President

Murphy, Jolene                  The Northern Trust Company            Vice President
Vice President

Nellans, Charles J.             The Northern Trust Company            Vice President
Vice President

Nelligan, Barbara               The Northern Trust Company            Vice President
Vice President

O'Donnell, Kevin Joseph         The Northern Trust Company            Vice President
Vice President

O'Shaughnessy, Kevin J.         The Northern Trust Company            Former Vice President
Vice President

Owens, Rosalind Ora             The Northern Trust Company            Former Vice President
Vice President

Paredes, David                  The Northern Trust Company            Vice President
Vice President

Pero, Perry R.                  The Northern Trust Company            Executive Vice
Director                                                              Chairman/Chief Financial
                                                                      Officer

                                Northern Futures Corporation          Director
                                50 S. LaSalle Street
                                Chicago, IL  60675

                                Northern Investment Corporation       Former Chairman,
                                50 S. LaSalle Street                  President and Director,
                                Chicago, IL  60675                    Former Treasurer

                                Northern Trust Global Advisors, Inc.  Director
                                29 Federal Street
                                Stamford, CT  06901

                                Northern Trust Securities, Inc.       Director
                                50 S. LaSalle Street
                                Chicago, IL  60675

                                Nortrust Realty Management,           Director
                                Inc.
                                50 S. LaSalle Street
                                Chicago, IL 60675

Pollak, Donald R.               The Northern Trust Company            Senior Vice President
Senior Vice President

Potter, Stephen N.              The Northern Trust Company            Senior Vice President
Director and Senior Vice
 President

Pries, Katie D.                 The Northern Trust Company            Vice President
Vice President

Quinn, Patrick D.               The Northern Trust Company            Vice President
Vice President

Rakowski, Andrew F.             The Northern Trust Company            Vice President
Vice President

Ranaldi, Anna Maria             The Northern Trust Company            Former Vice President
Vice President

Robertson, Alan W.              The Northern Trust Company            Senior Vice President
Senior Vice President

Robertson, Colin A.             The Northern Trust Company            Senior Vice President
Senior Vice President

Rose, Henry Peter               The Northern Trust Company            Vice President
Vice President

Rossiter, Peter L.              The Northern Trust Company            President - C&IS,
Director                                                              Former Executive Vice
                                                                      President & General
                                                                      Counsel

Runquist, Lori Rae              The Northern Trust Company            Vice President
Vice President

Rutley, Todd Andrew             The Northern Trust Company            Vice President
Vice President

Sanchez, Vanessa M.             The Northern Trust Company            Vice President
Vice President

Schafer, Steven Michael         The Northern Trust Company            Vice President
Vice President

Schoenberger, Louis M.          The Northern Trust Company            Former Vice President
Vice President

Schweitzer, Eric K.             The Northern Trust Company            Senior Vice President
Senior Vice President

Seward, Richard Raymond         The Northern Trust Company            Vice President
Vice President

Sexauer, Katherine Helene       The Northern Trust Company            Vice President
Vice President

Shank, Ken M.                   The Northern Trust Company            Vice President
Vice President

Shields, Amy Lou                The Northern Trust Company            Vice President
Vice President

Short, Robert C.                The Northern Trust Company            Vice President
Vice President

Smith, Paula G.                 The Northern Trust Company            Vice President
Vice President

Snyder, James M.                The Northern Trust Company            Executive Vice President
Executive Vice President

Southworth, Theodore T.         The Northern Trust Company            Vice President
Vice President

Sparacino, David P.             The Northern Trust Company            Vice President
Vice President

Spears, Curtis L.               The Northern Trust Company            Vice President
Vice President

Speare, Ray L.                  The Northern Trust Company            Vice President
Vice President

Streed, Robert N.               The Northern Trust Company            Senior Vice President
Senior Vice President

Sullivan, Carol H.              The Northern Trust Company            Vice President
Vice President

Szymanek, Frank D.              The Northern Trust Company            Vice President
Vice President

Taylor, Brad L.                 The Northern Trust Company            Vice President
Vice President

Temple, Jeanette M.             The Northern Trust Company            Vice President
Vice President

Timbers, Stephen B.             The Northern Trust Company            President - NTGI
Director, CEO & President
                                Northern Trust Global Advisors,       Director
                                Inc.
                                29 Federal Street
                                Stamford, CT  06901

                                Northern Investment                   President and Director
                                Management Company, Inc.
                                50 S. LaSalle Street
                                Chicago, IL  60675

                                LTV Steel Co.                         Director
                                200 Public Square
                                Cleveland, OH  44114-2308

Turek, Kenneth Joseph           The Northern Trust Company            Vice President
Vice President

Van Liew, Kristina Marie        The Northern Trust Company            Vice President
Vice President

Van Ness, Gardiner B.           The Northern Trust Company            Vice President
Vice President

Waddell, Frederick H.           The Northern Trust Company            Executive Vice President
Director

Webb, George P.                 The Northern Trust Company            Vice President
Vice President

Wennlund, Lloyd A.              The Northern Trust Company            Senior Vice President
Director and Senior Vice
 President

Wilkins, Anthony E.             The Northern Trust Company            Vice President
Vice President

Winters, Marie C.               The Northern Trust Company            Vice President
Vice President

Wirth, Mark J.                  The Northern Trust Company            Senior Vice President
Senior Vice President

Wright, Mary Kay                The Northern Trust Company            Vice President
Vice President

Wuertz, David Joseph            The Northern Trust Company            Vice President
Vice President

Ziegler, Jamie Goodrich         The Northern Trust Company            Vice President
Vice President

Zielinski, John J.              The Northern Trust Company            Senior Vice President
Senior Vice President


ITEM 27.  PRINCIPAL UNDERWRITERS
---------------------------------

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS
-------------------------------------------

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant are in the physical possession of PFPC Inc., 101 Federal Street, Boston, Massachusetts 02110. Records for Northern Funds Distributors, LLC, the private placement agent, are located at 3200 Horizon Drive, King of Prussia, PA 19406. All other accounts, books and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois 60675 and NTI, 50 S. LaSalle Street, Chicago Illinois 60690.


ITEM 29.  MANAGEMENT SERVICES
------------------------------

Not Applicable.


ITEM 30.  UNDERTAKINGS
-----------------------

Not Applicable.

                                  SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment No. 49 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 31st day of July, 2001.

                              NORTHERN INSTITUTIONAL FUNDS

                              By: /s/ Lloyd A. Wennlund
                                  ------------------------------------
                                  Lloyd A. Wennlund
                                  President

                                 Exhibit Index
                                 -------------


(a)(8)    Amendment No. 7 to the Agreement and Declaration of Trust.

(d)       Investment Advisory Agreement dated July 31, 2001.

(g)(11) Addendum No. 10 to the Custodian Agreement between the Registrant and the Northern Trust Company.

(h)(12) Addendum No. 9 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company.

(h)(13) Schedule A to the Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investors.